                                                                   EXHIBIT 10.41

                                                                  EXECUTION COPY

                                 US $150,000,000

                                CREDIT AGREEMENT

                         dated as of December 13, 2002,

                                      among

                               INGRAM MICRO INC.,
                      as an Initial Borrower and Guarantor,

                    INGRAM EUROPEAN COORDINATION CENTER N.V.,
                             as an Initial Borrower,

                         CERTAIN FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                               ABN AMRO BANK N.V.,
                    as the Syndication Agent for the Lenders

                                       and

                            THE BANK OF NOVA SCOTIA,
                   as the Administrative Agent for the Lenders

                  --------------------------------------------

                                 As arranged by

                           THE BANK OF NOVA SCOTIA AND
                             ABN AMRO INCORPORATED,

                         as the Joint Lead Arrangers and
                               Joint Book Runners

                  --------------------------------------------

                            FLEET NATIONAL BANK, AND
                          KEYBANK NATIONAL ASSOCIATION,
                   as Co-Documentation Agents for the Lenders,





                             [INGRAM MICRO GRAPHIC]

                               TABLE OF CONTENTS

ARTICLE I         DEFINITIONS AND ACCOUNTING TERMS..........................................2

        SECTION 1.1       Defined Terms.....................................................2
        SECTION 1.2       Use of Defined Terms.............................................25
        SECTION 1.3       Cross-References.................................................25
        SECTION 1.4       Accounting and Financial Determinations..........................25
        SECTION 1.5       Calculations.....................................................26
        SECTION 1.6       Round Amounts....................................................26

ARTICLE II        COMMITMENTS, ETC.........................................................26

        SECTION 2.1       Commitments......................................................26
        SECTION 2.2       Reductions of the Commitment Amounts.............................27
        SECTION 2.3       Ineligible Currencies............................................27

ARTICLE III       PROCEDURES FOR CREDIT EXTENSIONS.........................................28

        SECTION 3.1       Borrowing Procedure for Revolving Loans..........................28
        SECTION 3.2       Letter of Credit Issuance Procedures.............................28

ARTICLE IV        PRINCIPAL, INTEREST, AND FEE PAYMENTS....................................32

        SECTION 4.1       Loan Accounts, Notes, Payments, and Prepayments..................32
        SECTION 4.2       Interest Provisions..............................................33
        SECTION 4.3       Fees.............................................................35
        SECTION 4.4       Rate and Fee Determinations......................................37

ARTICLE V         CERTAIN PAYMENT PROVISIONS...............................................37

        SECTION 5.1       Illegality; Currency Restrictions................................37
        SECTION 5.2       Deposits Unavailable.............................................38
        SECTION 5.3       Increased Credit Extension Costs, etc............................39
        SECTION 5.4       Funding Losses...................................................39
        SECTION 5.5       Increased Capital Costs..........................................40
        SECTION 5.6       Discretion of Lenders as to Manner of Funding....................40
        SECTION 5.7       Taxes............................................................41
        SECTION 5.8       Payments.........................................................43
        SECTION 5.9       Sharing of Payments..............................................44
        SECTION 5.10      Right of Set-off.................................................45
        SECTION 5.11      Judgments, Currencies, etc.......................................45
        SECTION 5.12      Replacement of Lenders...........................................45
        SECTION 5.13      Change of Lending Office.........................................46
        SECTION 5.14      European Monetary Union..........................................46

ARTICLE VI        CONDITIONS TO MAKING CREDIT EXTENSIONS AND ACCESSION OF ACCEDING
                  BORROWERS................................................................47

        SECTION 6.1       Initial Credit Extension.........................................47
        SECTION 6.2       All Credit Extensions............................................49
        SECTION 6.3       Acceding Borrowers...............................................50

                               TABLE OF CONTENTS
                                  (continued)

ARTICLE VII       REPRESENTATIONS AND WARRANTIES...........................................52

        SECTION 7.1       Organization, etc................................................52
        SECTION 7.2       Due Authorization, Non-Contravention, etc........................52
        SECTION 7.3       No Default.......................................................52
        SECTION 7.4       Government Approval, Regulation, etc.............................53
        SECTION 7.5       Validity, etc....................................................53
        SECTION 7.6       Financial Information............................................53
        SECTION 7.7       No Material Adverse Effect.......................................53
        SECTION 7.8       Litigation, Labor Controversies, etc.............................53
        SECTION 7.9       Subsidiaries.....................................................54
        SECTION 7.10      Ownership of Properties..........................................54
        SECTION 7.11      Taxes............................................................54
        SECTION 7.12      Pension and Welfare Plans........................................54
        SECTION 7.13      Environmental Warranties.........................................54
        SECTION 7.14      Outstanding Indebtedness.........................................55
        SECTION 7.15      Accuracy of Information..........................................55
        SECTION 7.16      Patents, Trademarks, etc.........................................56
        SECTION 7.17      Margin Stock.....................................................56

ARTICLE VIII      COVENANTS................................................................56

        SECTION 8.1       Affirmative Covenants............................................56
        SECTION 8.2       Negative Covenants...............................................61

ARTICLE IX        EVENTS OF DEFAULT........................................................68

        SECTION 9.1       Listing of Events of Default.....................................68
        SECTION 9.2       Action if Bankruptcy.............................................71
        SECTION 9.3       Action if Other Event of Default.................................71
        SECTION 9.4       Cash Collateral..................................................71

ARTICLE X         AGENTS...................................................................72

        SECTION 10.1      Authorization and Actions........................................72
        SECTION 10.2      Funding Reliance, etc............................................72
        SECTION 10.3      Exculpation......................................................73
        SECTION 10.4      Successor........................................................73
        SECTION 10.5      Credit Extensions by an Agent....................................74
        SECTION 10.6      Credit Decisions.................................................74
        SECTION 10.7      Copies, etc......................................................74
        SECTION 10.8      Joint Lead Arrangers and other Agents............................74

ARTICLE XI        MISCELLANEOUS PROVISIONS.................................................74

        SECTION 11.1      Waivers, Amendments, etc.........................................74
        SECTION 11.2      Notices..........................................................75
        SECTION 11.3      Payment of Costs and Expenses....................................75
        SECTION 11.4      Indemnification..................................................76

                               TABLE OF CONTENTS
                                  (continued)

        SECTION 11.5      Survival.........................................................77
        SECTION 11.6      Severability.....................................................77
        SECTION 11.7      Headings.........................................................77
        SECTION 11.8      Execution in Counterparts, Effectiveness; Entire Agreement.......77
        SECTION 11.9      Jurisdiction.....................................................78
        SECTION 11.10     Successors and Assigns...........................................79
        SECTION 11.11     Assignments and Transfers of Interests...........................79
        SECTION 11.12     Other Transactions...............................................81
        SECTION 11.13     Further Assurances...............................................81
        SECTION 11.14     Waiver of Jury Trial.............................................81
        SECTION 11.15     Confidentiality..................................................81
        SECTION 11.16     Release of Subsidiary Guarantors and Acceding Borrowers..........82
        SECTION 11.17     Collateral.......................................................83

                             SCHEDULES AND EXHIBITS

Schedule I     -      Disclosure Schedule
               -      Item 3.2.7
               -      Item 7.8
               -      Item 7.9
               -      Item 7.11
               -      Item 7.12
               -      Item 7.14
               -      Item 8.2.1(a)(ii)
               -      Item 8.2.2(a)

Schedule II    -      Mandatory Costs

Exhibit A      -      Revolving Note
Exhibit B      -      Borrowing Request
Exhibit C      -      Issuance Request
Exhibit D      -      Continuation Notice
Exhibit E      -      Compliance Certificate
Exhibit F      -      Effective Date Certificate
Exhibit G      -      Intra-Group Agreement
Exhibit H      -      Micro Guaranty
Exhibit I      -      Additional Guaranty
Exhibit J      -      Lender Assignment Agreement
Exhibit K      -      Opinion of the Senior Corporate Counsel of Micro
Exhibit L      -      Opinion of Special New York counsel to Micro
Exhibit M      -      Opinion of Special Belgian counsel to Coordination Center
Exhibit N      -      Accession Request and Acknowledgment

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT is entered into as of December 13, 2002, among:

- INGRAM MICRO INC., a corporation organized and existing under the laws of the State of Delaware, United States of America ("Micro");

- INGRAM EUROPEAN COORDINATION CENTER N.V., a company organized and existing under the laws of The Kingdom of Belgium ("Coordination Center," and collectively with Micro, the "Initial Borrowers");

- The financial institutions party hereto (together with their respective successors and permitted assigns and any branch or affiliate of a financial institution funding a Revolving Loan as permitted by Section
        5.6 as a signatory or otherwise, collectively, the "Lenders"); and

- THE BANK OF NOVA SCOTIA ("Scotia Capital"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and ABN AMRO Bank N.V., as syndication agent for the Lenders (in such capacity, the "Syndication Agent", and collectively with the Administrative Agent, the "Agents").

        WHEREAS, Micro and its Subsidiaries (such capitalized term and all other capitalized terms used herein having the meanings provided in Section 1.1) are engaged primarily in the business of the wholesale distribution of microcomputer software and hardware products, multimedia products, customer financing, assembly and configuration and other related wholesaling, distribution and service activities; and

        WHEREAS, Micro wishes to obtain for itself and Coordination Center as Initial Borrowers, Commitments from all the Lenders for Credit Extensions to be made prior to the Commitment Termination Date in an aggregate amount in any Available Currency, not to exceed the Total Credit Commitment Amount at any one time outstanding, such Credit Extensions being available as Revolving Loans and Letters of Credit, so long as the Letter of Credit Outstandings never exceed the Letter of Credit Limit; and

        WHEREAS, Micro is willing to guarantee all Obligations of Coordination Center; and

        WHEREAS, the Lenders are willing, pursuant to and in accordance with the terms of this Agreement, to extend severally Commitments to make, from time to time prior to the Commitment Termination Date, Credit Extensions in an aggregate amount at any time outstanding not to exceed the excess of the Total Credit Commitment Amount over the then Outstanding Credit Extensions; and

        WHEREAS, the proceeds of the Credit Extensions will be used for general corporate purposes (including, working capital and, so long as the relevant Borrower has complied with Section 8.2.7, Acquisitions) of each Borrower and its Subsidiaries;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency, of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.1 DEFINED TERMS. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "ABN AMRO" means, collectively, ABN AMRO Bank N.V. and ABN AMRO Incorporated.

        "Acceding Borrower" is defined in Section 6.3.

        "Accession Request and Acknowledgment" means a request for accession duly completed and executed by an Authorized Person of the applicable Acceding Borrower and acknowledged by an Authorized Person of each Guarantor, substantially in the form of Exhibit N attached hereto.

        "Acquired Existing Debt and Liens" means, for a period of 90 days following the acquisition or merger of a Person by or into Micro or any of its Subsidiaries or the acquisition of a business unit of a Person or the assets of a Person or business unit of a Person by Micro or any of its Subsidiaries, the Indebtedness and Liens of that Person or business unit that (a) were not incurred in connection with that acquisition or merger and do not constitute any refinancing of Indebtedness so incurred and (b) were in existence at the time of that acquisition or merger.

        "Acquisition" means any transaction, or any series of related transactions, by which Micro and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors of such Person or (c) otherwise acquires control of a more than 50% ownership interest in any Person.

        "Additional Guarantor" means each Subsidiary of Micro as shall from time to time become a Guarantor in accordance with Section 8.1.10.

        "Additional Guaranty" means a guaranty, substantially in the form of the
Exhibit I attached hereto, duly executed and delivered by an Authorized Person of each Additional Guarantor, as amended, supplemented, restated, or otherwise modified from time to time.

        "Additional Permitted Liens" means, as of any date (a) Liens securing Indebtedness and not described in clauses (a) through (l) of Section 8.2.2, but only to the extent that (i) the Amount of Additional Liens on that date does not exceed 20% of Consolidated Tangible Net Worth on that date and (ii) the Borrowers are otherwise in compliance with Section 8.2.1(b)(i), and (b) Liens constituting Acquired Existing Debt and Liens on that date.

        "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4.

        "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be controlled by any other Person if such other Person possesses, directly or indirectly, power (a) to vote, in the case of any Lender Party, 10% or more or, in the case of any other Person, 35% or more, of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (b) in the case of any Lender Party or any other Person, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Affiliate Transaction" is defined in Section 8.2.6.

        "Agents" is defined in the preamble.

        "Agreement" means this Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

        "Amount of Additional Liens" means, at any date, the aggregate principal amount of Indebtedness secured by Additional Permitted Liens on such date.

        "Applicable Margin" means, for any Revolving Loan or Letter of Credit
(a) for any day during the period from and including the Effective Date, through and including the last day of the Fiscal Period ending on the Saturday nearest June 30, 2003, 1.75% per annum and (a) for any day thereafter, the rate per annum determined in accordance with the following procedure:

                (1) If the Pricing Level set forth opposite the Leverage Ratio is the same as the Pricing Level set forth opposite the applicable Credit Rating, then the Applicable Margin for that Pricing Level shall be the Applicable Margin.

                (2) If the Pricing Level set forth opposite the Leverage Ratio differs by one Pricing Level from the Pricing Level set forth opposite the applicable Credit Rating, then the Applicable Margin for the lower numbered Pricing Level of the two shall be the Applicable Margin.

                (3) If the Pricing Level set forth opposite the Leverage Ratio differs by more than one Pricing Level from the Pricing Level set forth opposite the applicable Credit Rating, then the Applicable Margin shall be the average of the Applicable Margins for such two Pricing Levels.

===============================================================================================
      PRICING LEVEL             CREDIT RATING           LEVERAGE RATIO       APPLICABLE MARGIN
-----------------------------------------------------------------------------------------------
Level I                     Higher than or equal    Less than 2.00                 1.25%
                            to BBB or Baa2
-----------------------------------------------------------------------------------------------
Level II                    BBB- or Baa3            Greater than or equal          1.50%
                                                    to 2.00, but less than
                                                    2.50
-----------------------------------------------------------------------------------------------
Level III                   BB+ or Ba1              Greater than or equal          1.75%
                                                    to 2.50, but less than
                                                    3.00
-----------------------------------------------------------------------------------------------
Level IV                    BB or Ba2               Greater than or equal          2.25%
                                                    to 3.00, but less than
                                                    3.50
-----------------------------------------------------------------------------------------------
Level V                     Lower than or equal     Greater than or equal          3.00%
                            to BB- or Ba3           to 3.50
===============================================================================================

Any change in the Applicable Margin as a result in a change in the Credit Rating assigned by either S&P or Moody's will be effective as of the day subsequent to the date on which S&P or Moody's, as the case may be, releases the applicable change in its Credit Rating. If the Credit Ratings assigned by S&P and Moody's fall into different Pricing Levels, then the applicable Pricing Level shall be determined by reference to the lower of the two Credit Ratings.

The applicable Leverage Ratio shall be the Leverage Ratio for the Fiscal Period most recently ended prior to such day for which financial statements and reports have been received by the Administrative Agent pursuant to Section 8.1.1(a) or
(b), as set forth in (and effective upon delivery by Micro to the Administrative Agent of) the related new Compliance Certificate pursuant to Section 8.1.1(d).

Notwithstanding the foregoing, (i) for so long as an Event of Default has occurred and is continuing the applicable Pricing Level shall be Level V and
(ii) if Micro shall fail to deliver a Compliance Certificate required to be delivered pursuant to Section 8.1.1(d) within 60 days after the end of any of its fiscal quarters (or within 90 days, in the case of the last fiscal quarter of its Fiscal Year), the applicable Pricing Level from and including the 61st (or 91st, as the case may be) day after the end of such fiscal quarter (or Fiscal Year, as the case may be) to but not including the date Micro delivers to the Administrative Agent a quarterly Compliance Certificate shall be Level V.

        "Applicable Time" means, except as provided in clause (ii), (i) New York City time and (ii) in the case of notices, payments, requests or other actions relating to any Revolving Loan or Letter of Credit denominated in any Available Currency other than Dollars, the local time in the Principal Financial Center of the Available Currency in which such Revolving Loan or Letter of Credit is denominated.

        "Authorized Person" means those officers or employees of each Obligor whose signatures and incumbency shall have been certified to the Administrative Agent pursuant to Section 6.1.1 or 6.3.1.

        "Available Credit Commitment" means, for any Lender and at any time, the amount (not less than zero) equal to the remainder of (a) its Credit Commitment Amount at that time minus (b) its Outstanding Credit Extensions at that time.

        "Available Currency" means Dollars, Sterling and Euro, and any other currency approved in writing by all of the Lenders.

        "Board Representation Agreement" means the Board Representation Agreement dated as of November 6, 1996 and amended as of June 1, 2001, March 12, 2002 and May 30, 2002, among Micro and the "Family Stockholders" (as defined therein) listed on the signature pages thereof, as in effect without giving effect to any further amendment, waiver, supplement, or modification except for any such amendment, waiver, supplement, or modification that does not materially alter the terms thereof (excluding from such exception however, any such amendment, waiver, supplement, or modification that in any way expands the scope of or materially affects the definition of "Family Stockholders" set forth therein).

        "Borrowers" means, collectively, the Initial Borrowers and the Acceding Borrowers party to this Agreement from time to time, together with their respective successors and assigns.

        "Borrowing" means the Revolving Loans having the same Interest Period, made by all Lenders on the same Business Day, and made pursuant to the same Borrowing Request in accordance with Section 3.1.

        "Borrowing Request" means a loan request and certificate for Revolving Loans duly completed and executed by an Authorized Person of the relevant Borrower, substantially in the form of Exhibit B attached hereto.

        "Business Day" means

                (a) any day which (i) is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in London or in Brussels and (ii) relative to the making, continuing, prepaying of Revolving Loans denominated in an Available Currency, is also a day on which dealings in such Available Currency are carried on in the interbank eurodollar market in London or New York City; and

                (b) relative to the making of any payment in respect of any Credit Extension denominated in an Available Currency other than Sterling, any day on which dealings in such Available Currency are carried on in the London interbank eurodollar market and in the relevant local money market.

        "Business Improvement Program Charges" means, for any period, the aggregate business improvement program charges recorded in accordance with GAAP by Micro and its Consolidated Subsidiaries during such period with respect to the comprehensive business improvement program described in the September 18, 2002 Press Release of Micro.

        "Capitalized Lease Liabilities" of any Person means, at any time, any obligation of such Person at such time to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP (including FASB Statement 13) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person at the time incurred; and for purposes of this Agreement the amount of such obligation shall be the capitalized amount thereof determined in accordance with such FASB Statement 13.

        "Cash Business Improvement Program Charges" means Business Improvement Program Charges that will require a corresponding cash expenditure.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended and as in effect from time to time, and any rules and regulations promulgated thereunder.

        "Commitment" means, relative to each Lender, its obligation under
Section 2.1(a) to make Revolving Loans and under Section 3.2 to participate in Letters of Credit and drawings thereunder.

        "Commitment Termination Date" means the third anniversary of the Effective Date, or the earlier date of termination in whole of the Commitments pursuant to Section 2.2, 9.2 or 9.3.

        "Compliance Certificate" means a report duly completed, with substantially the same information as set forth in Exhibit E attached hereto, as such Exhibit E may be amended, supplemented, restated or otherwise modified from time to time.

        "consolidated" and any derivative thereof each means, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with GAAP, including principles of consolidation consistent with those applied in the preparation of the consolidated financial statements of Micro referred to in Section 7.6.

        "Consolidated Assets" means, at any date, the total assets of Micro and its Consolidated Subsidiaries that would be reflected on a consolidated balance sheet of Micro and its Consolidated Subsidiaries as at such date in accordance with GAAP.

        "Consolidated EBITDA" means, for any period, Consolidated Income (or
Loss) from Operations for such period adjusted by adding thereto (a) the amount of all amortization of intangibles, depreciation and any other non-cash charges that were deducted in arriving at Consolidated Income (or Loss) from Operations for such period and (b) the amount of Cash Business Improvement Program Charges recorded in accordance with GAAP during such period; provided that the cumulative amount of Cash Business Improvement Program Charges added may not exceed $50,000,000.

        "Consolidated Funded Debt" means, as at any date, the total of all Funded Debt of Micro and its Consolidated Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between Micro and its Consolidated Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Micro and its Consolidated Subsidiaries in accordance with GAAP.

        "Consolidated Income (or Loss) from Operations" means, for any period, the amount of "income or loss from operations" (or any substituted or replacement line item) reflected on a consolidated statement of income of Micro and its Consolidated Subsidiaries for such period in accordance with GAAP.

        "Consolidated Interest Charges" means, for any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Micro and its Consolidated Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Micro and its Consolidated Subsidiaries in accordance with GAAP):

                (a) aggregate Net Interest Expense for such period plus, to the extent not deducted in determining Consolidated Net Income for such period, the amount of all interest previously capitalized or deferred that was amortized during such period; plus

                (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period; plus

                (c) all attributable interest, fees in lieu of interest and "losses on sales of receivables" (or any substituted or replacement line item) reflected on a consolidated statement of income of Micro and its Consolidated Subsidiaries for such period, in each case associated with any securitization program by Micro or any of its Consolidated Subsidiaries.

        "Consolidated Liabilities" means, at any date, the sum of all obligations of Micro and its Consolidated Subsidiaries that would be reflected on a consolidated balance sheet of Micro and its Consolidated Subsidiaries as at such date in accordance with GAAP.

        "Consolidated Net Income" means, for any period, the consolidated net income of Micro and its Consolidated Subsidiaries as reflected on a consolidated statement of income of Micro and its Consolidated Subsidiaries for such period in accordance with GAAP.

        "Consolidated Retained Receivables" means, at any date, the face amount (calculated in Dollars but net of any amount allocated to the relevant Trade Accounts Receivable with respect to any reserve or similar allowance for doubtful payment) of all Trade Accounts Receivable of Micro and its Consolidated Subsidiaries outstanding as at such date (including the amount of "retained interest in securitized receivables" (or any substituted or replacement line item) that would be reflected on a consolidated balance sheet of Micro and its Consolidated Subsidiaries at such date, it being agreed for the avoidance of doubt that Consolidated Retained Receivables shall not include any Consolidated Transferred Receivables).

        "Consolidated Stockholders' Equity" means, at any date, the remainder of
(a) Consolidated Assets as at such date, minus (b) Consolidated Liabilities as at such date.

        "Consolidated Subsidiary" means any Subsidiary whose financial statements are required in accordance with GAAP to be consolidated with the consolidated financial statements delivered by Micro from time to time in accordance with Section 8.1.1.

        "Consolidated Tangible Net Worth" means, at any date, the remainder of
(a) Consolidated Stockholders' Equity as at the end of the most recently ended Fiscal Period for which financial statements have been delivered pursuant to
Section 6.1.4 or 8.1.1 plus the accumulated after-tax amount of non-cash charges and adjustments to income and Consolidated Stockholders' Equity attributable to employee stock options and stock purchases through the last day of such Fiscal Period, minus (b) goodwill and other Intangible Assets of Micro and its Consolidated Subsidiaries as at such last day.

        "Consolidated Transferred Receivables" means, at any date, the face amount (calculated in Dollars but net of any amount allocated by Micro or any of its Consolidated Subsidiaries to the relevant Trade Accounts Receivable with respect to any reserve or similar allowance for doubtful payment) of all Trade Accounts Receivable (or an undivided interest in a specified amount thereof) originally payable to the account of Micro or any of its Consolidated Subsidiaries, which have not been discharged at such date and in respect of which Micro's or any such Consolidated Subsidiary's rights and interests have, on or prior to such date, been sold, assigned or otherwise transferred, in whole or in part, to any Person other than Micro or any of its Consolidated Subsidiaries (either directly or by way of such Person holding an undivided interest in a specified amount of Trade Accounts Receivable sold, assigned or otherwise transferred to a trust), it being agreed for avoidance of doubt that
(a) the determination of whether Trade Accounts Receivable (or an undivided interest in a specified amount thereof) have been sold, assigned or otherwise transferred, in whole or in part, shall be made on the basis of the form of such sale, assignment or transfer and not on GAAP and (b) the amount of any such Trade Accounts Receivable that are Consolidated Transferred Receivables shall be net of the amount, if any, of Consolidated Retained Receivables determined with respect thereto.

        "Contingent Liability" means any agreement, undertaking or arrangement (including any partnership, joint venture or similar arrangement) by which any Person guarantees, endorses or otherwise becomes or is contingently liable (by direct or indirect agreement, contingent or otherwise) to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other person, if the primary purpose or intent thereof by the Person incurring the Contingent Liability is to provide assurance to the obligee of such obligation of another Person that such obligation of such other Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Person's obligation under any Contingent Liability shall be deemed to be the lower of (a) the outstanding principal or face amount of the debt, obligation or other liability guaranteed thereby and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Contingent Liability, unless such obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Contingent Liability shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by Micro in good faith.

        "Continuation Notice" means a notice of continuation and certificate for Revolving Loans duly completed and executed by an Authorized Person of the relevant Borrower, substantially in the form of Exhibit D attached hereto.

        "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Micro, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

        "Coordination Center" is defined in the preamble.

        "Cost of Funds" means, for the Administrative Agent or any Lender, as the case may be, its cost, from whatever source it reasonably selects, of funds in respect of any expenditure or funding by it or in respect of maintaining any Revolving Loan, as the case may be.

        "Cost of Funds Rate Loan" means, for any Lender, any Revolving Loan bearing interest at an annual rate equal to the sum of (a) the Applicable Margin for that Loan plus (b) such Lender's Cost of Funds.

        "Credit Commitment Amount" means, relative to any Lender at any time, such Lender's Percentage multiplied by the then Total Credit Commitment Amount as in effect at such time.

        "Credit Extension" means, collectively, (a) the making of Revolving Loans by the Lenders and (b) the issuance by any Issuer of a Letter of Credit.

        "Credit Extension Request" means, as the context may require, a Borrowing Request, a Continuation Notice or an Issuance Request.

        "Credit Rating" means a statistical rating assigned by S&P and Moody's to Micro's long-term senior unsecured debt and either published or otherwise evidenced in writing by the applicable rating agency and made available to the Administrative Agent, including both "express" and "indicative" or "implied" (or equivalent) ratings.

        "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

        "Disbursement Date" is defined in Section 3.2.2.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as the same may be amended, supplemented or otherwise modified from time to time by Micro with the consent of the Administrative Agent and the Required Lenders.

        "Dollar" and the sign "$" each means the lawful currency of the United States.

        "Dollar Amount" at any date, means (a) with respect to an amount denominated in Dollars, such amount as at such date, and (b) with respect to an amount denominated in any other Available Currency, the amount of Dollars into which such Available Currency is convertible into Dollars as at such date and on the terms herein provided.

        "Effective Date" is defined in Section 11.8.

        "Effective Date Certificate" means a certificate duly completed and executed by an Authorized Person of Micro, substantially in the form of Exhibit F attached hereto.

        "Eligible Assignee" means any Person that, on the date that it is to become a Lender under this Agreement, is (i) a Lender or (ii) any one of the following (in each case, with the prior written consent of the Administrative Agent, the Issuer and (so long as no Event of Default exists at that time) Micro, in each case such consent not to be unreasonably withheld or delayed (it being understood that (1) if an assignment or transfer to a Person described below results in a reduced rate of return to the Issuer or requires the Issuer to set aside capital in an amount greater than that which is required to be set aside for other Lenders participating in the Letter of Credit or the Issuer has a reasonable concern about the creditworthiness or reputation of the proposed assignee, then the failure to consent to such transfer by the Issuer shall be deemed reasonable and (2) in the case of an assignment or transfer to a bank or financial institution pursuant to clause (a) below to which Micro must consent, Micro may take into account, among other things, the creditworthiness of that bank or financial institution and the holding company, if any, by which it is owned):

                (a) a bank or financial institution that at that time has (or is owned by a holding company that on a consolidated basis has) combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency);

                (b) a commercial bank that at that time (i) is organized under the laws of the United States or any State thereof, (ii) has outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally recognized statistical rating agency of similar standing if such corporations are no longer in the business of rating unsecured indebtedness of entities engaged in such businesses) and (iii) has combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency);

                (c) a commercial bank that at that time (i) is organized under the laws of (A) any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or any country that is a member of the European Community, or (B) political subdivision of any such country, (ii) has (unless Micro otherwise agrees) outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally recognized statistical rating agency of similar standing if such corporations are no longer in the business of rating unsecured indebtedness of entities engaged in such businesses) and (iii) has combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency);

                (d) the central bank of any country that at that time (i) is a member of the Organization for Economic Cooperation and Development,
        (ii) has (unless Micro otherwise agrees) outstanding unsecured indebtedness that is rated A- or better by S&P or

        A3 or better by Moody's (or an equivalent rating by another nationally recognized statistical rating agency of similar standing if such corporations are no longer in the business of rating unsecured indebtedness of entities engaged in such businesses) and (iii) has combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency); or

                (e) solely during the occurrence and continuance of an Event of Default, a finance company, insurance company, or other financial institution or fund (whether a corporation, partnership, or other entity) that at that time is engaged generally in making, purchasing, and otherwise investing in commercial loans in the ordinary course of its business;

so long as, in the case of any Person described in clauses (a) through (e) above, it must also at that time be (A) in respect of payments by Micro, entitled to receive payments hereunder free and clear of and without deduction for or on account of any United States federal income taxes, and (B) in respect of payments by Coordination Center, entitled to receive payments hereunder free and clear of and without any deduction for or on account of any income taxes imposed by The Kingdom of Belgium.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "EMU Legislation" means legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

        "Encumbered Trade Receivables" means, at any date, the face amount of any item includable in "trade receivables" (or any substituted or replacement line item) that would be reflected on a consolidated balance sheet of Micro and its Consolidated Subsidiaries at such date that is subject to a Lien securing any Indebtedness or otherwise arising in connection with a receivables securitization program.

        "Environmental Laws" means any and all applicable statutes, laws, ordinances, codes, rules, regulations and binding and enforceable guidelines (including consent decrees and administrative orders binding on any Obligor or any of their respective Subsidiaries), in each case as now or hereafter in effect, relating to human health and safety, or the regulation or protection of the environment, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes issued (presently or in the future) by any national, federal, state, provincial, territorial, or local authority in any jurisdiction in which any Obligor or any of their respective Subsidiaries is conducting its business.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the rules and regulations promulgated thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the F.R.S. Board, as in effect from time to time.

        "Euro" means the single currency of Participating Member States of the European Union.

        "Euro Unit" means a currency unit of the Euro.

        "Event of Default" is defined in Section 9.1.

        "Equity Issuance" means (a) any issuance or sale by Micro or any of its Consolidated Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of Micro or any of its Consolidated Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of Micro issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in Micro or any of its Subsidiaries or (b) the receipt by Micro any of its Subsidiaries after the Effective Date of any capital contribution; provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of Micro to Micro or any wholly owned Subsidiary of Micro or (y) any capital contribution by Micro or any wholly owned Subsidiary of Micro to any Subsidiary of Micro.

        "FASB" means the Financial Accounting Standards Board.

        "Fee Letter" means the letter agreement dated as of October 15, 2002, between Scotia Capital, ABN AMRO, Micro and Coordination Center, relating to certain fees to be paid in connection with this Agreement.

        "Fiscal Period" means a fiscal period of Micro or any of its Subsidiaries, which shall be either a calendar quarter or an aggregate period comprised of three consecutive periods of four weeks and five weeks (or, on occasion, six weeks instead of five), currently commencing on or about each January 1, April 1, July 1 or October 1.

        "Fiscal Year" means, with respect to any Person, the fiscal year of such Person. The term Fiscal Year, when used without reference to any Person, shall mean a Fiscal Year of Micro, which currently ends on the Saturday nearest December 31.

        "Floor Plan Obligation" means, with respect to any Person, an obligation owed by such Person arising out of arrangements whereby a third party makes payments for the account of such Person directly or indirectly to a trade creditor of such Person in respect of Trade Payables of such Person.

        "Floor Plan Support Obligation" means any obligation, contingent or otherwise, of any Person (the "Obligor") in favor of another Person in respect of Floor Plan Obligations held by the other Person that arise in connection with sales of goods or services by the Obligor or its Affiliates.

        "Foreign Borrowers" means, collectively, (a) Coordination Center and (b) any Acceding Borrower that is not domiciled in the United States.

        "Foreign Subsidiary" means any Subsidiary of Micro that is not domiciled in the United States.

        "F.R.S. Board" is defined in Section 7.17.

        "Funded Debt" means, with respect to any Person, the sum (without duplication) of (i) all Indebtedness of such Person, (ii) Consolidated Transferred Receivables and (iii) the aggregate amount of Total Reimbursement Obligations that are more than 3 days past due; provided that, for purposes of determining the "Applicable Margin" and the amount of the commitment fee pursuant to Section 4.3.2, the definition of Funded Debt used to determine the Leverage Ratio shall include, in lieu of clause (iii) above, all Letter of Credit Outstandings.

        "GAAP" is defined in Section 1.4.

        "Guaranties" means, collectively, (a) the Micro Guaranty and (b) each Additional Guaranty.

        "Guarantors" means, collectively, Micro and each Additional Guarantor.

        "Hazardous Material" means (a) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance that is presently or hereafter becomes defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants," or terms of similar import within the meaning of any Environmental Law, or (b) any other chemical or other material or substance, exposure to which is presently or hereafter prohibited, limited or regulated under any Environmental Law.

        "herein," "hereof," "hereto," "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Article, Section, clause, paragraph or provision of this Agreement or such other Loan Document.

        "Impermissible Qualifications" means, relative to the opinion of certification of any independent public accountant engaged by Micro as to any financial statement of Micro and its Consolidated Subsidiaries, any qualification or exception to such opinion or certification:

                (a) which is of a "going concern" or similar nature;

                (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause Micro to be in default of any of its obligations under Section
        8.2.3 or 8.2.8;

provided that (i) qualifications relating to pre-acquisition balance sheet accounts of Person(s) acquired by Micro or any of its Subsidiaries and (ii) statements of reliance in the auditor's opinion on another accounting firm (so long as such other accounting firm has a national reputation in the applicable country and such reliance does not pertain to any Borrower) shall not be deemed an Impermissible Qualification.

        "including" and "include" mean including without limiting the generality of any description preceding such term.

        "Indebtedness" of any Person means and includes the sum of the following (without duplication):

                (a) all obligations of such Person for borrowed money, all obligations evidenced by bonds, debentures, notes, investment repurchase agreements or other similar instruments, and all securities issued by such Person providing for mandatory payments of money, whether or not contingent;

                (b) all obligations of such Person pursuant to revolving credit agreements or similar arrangements to the extent then outstanding;

                (c) all obligations of such Person to pay the deferred purchase price of property or services, except (i) trade accounts payable arising in the ordinary course of business, (ii) other accounts payable arising in the ordinary course of business in respect of such obligations the payment of which has been deferred for a period of 270 days or less,
        (iii) other accounts payable arising in the ordinary course of business none of which shall be, individually, in excess of $200,000, and (iv) a lessee's obligations under leases of real or personal property not required to be capitalized under FASB Statement 13;

                (d) all obligations of such Person as lessee under Capitalized Lease Liabilities or Synthetic Leases;

                (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property excluding any such sales or exchanges for a period of less than 45 days;

                (f) all obligations, contingent or otherwise, with respect to the stated amount of letters of credit, whether or not drawn, issued for the account of such Person to support the Indebtedness of any Person other than Micro or a Subsidiary of Micro, and bankers' acceptances issued for the account of such Person;

                (g) all Indebtedness of others secured by a Lien of any kind on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of any Indebtedness attributed to any Person pursuant to this clause (g) shall be limited, in each case, to the lesser of (i) the fair market value of the assets of such Person subject to such Lien and (ii) the amount of the other Person's Indebtedness secured by such Lien; and

                (h) all guarantees, endorsements and other Contingent Liabilities of such Person in respect of any of the foregoing;

provided that it is understood and agreed that the following are not "Indebtedness":

                        (i) obligations to pay the deferred purchase price for
                the acquisition of any business (whether by way of merger, sale of stock or assets or otherwise), to the extent that such obligations are contingent upon attaining performance criteria such as earnings and such criteria shall not have been achieved;

                        (ii) obligations to repurchase securities issued to
                employees pursuant to any Plan or other contract or arrangement relating to employment upon the termination of their employment or other events;

                        (iii) obligations to match contributions of employees
                under any Plan;

                        (iv) guarantees of any Obligor or any of their
                respective Subsidiaries that are guarantees of performance, reclamation or similar bonds or, in lieu of such bonds, letters of credit used for such purposes issued in the ordinary course of business for the benefit of any Subsidiary of Micro, which would not be included on the consolidated financial statements of any Obligor; and

                        (v) Trade Payables.

        "Indemnified Liabilities" is defined in Section 11.4.

        "Indemnified Parties" is defined in Section 11.4.

        "Ineligible Currency" means, with respect to any Available Currency (other than Dollars), a determination by the Administrative Agent that such currency has ceased to be (a) freely convertible into Dollars or (b) a currency for which there is an active foreign exchange and deposit market in London or New York City.

        "Initial Borrowers" is defined in the preamble.

        "Intangible Assets" means, with respect to any Person, that portion of the book value of the assets of such Person which would be treated as intangibles under GAAP, including all items such as goodwill, trademarks, trade names, brands, trade secrets, customer lists, copyrights, patents, licenses, franchise conversion rights and rights with respect to any of the foregoing and all unamortized debt or equity discount and expenses.

        "Interest Period" means, for any Revolving Loan, the period beginning on (and including) the date on which such Revolving Loan is made, continued or converted and ending on (but excluding) the last day of the period selected by the relevant Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one week (it being understood that such one-week Interest Period may not be selected by the Borrowers collectively more than twice in any calendar month) or one, three, or six months from (and including) the date of such Revolving Loan, ending on (but excluding), in the case of a one-week Interest

Period, the corresponding day of the following week and, in each other case, the day which numerically corresponds to such date (or, if such month has no numerically corresponding day on the last Business Day of such month), as the relevant Borrower may select in its relevant notice pursuant to Section 3.1 or 4.2.3; provided that:

                (a) the Borrowers shall not be permitted to select Interest Periods for Revolving Loans to be in effect at any one time which have expiration dates occurring on more than 10 different dates in the aggregate;

                (b) Interest Periods commencing on the same date for Revolving Loans comprising part of the same Borrowing shall be of the same duration;

                (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless (except in the case of a one-week Interest Period), if such Interest Period applies to a Revolving Loan, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                (d) no Interest Period for any Revolving Loan may end later than the Commitment Termination Date.

        "Intra-Group Agreement" means the Intra-Group Agreement, substantially in the form of Exhibit G attached hereto, to be duly executed and delivered if and when required by Section 8.1.11 by Authorized Persons of each Borrower that is a Guarantor, as amended, supplemented, restated or otherwise modified from time to time.

        "Issuance Request" means an issuance request for Letters of Credit duly completed and executed by an Authorized Person of the relevant Borrower, substantially in the form of Exhibit C attached hereto.

        "Issuer" means Scotia Capital, in its capacity as issuer of the Letters of Credit. At the request of the Agents, another Lender or an Affiliate of Scotia Capital may (but is not otherwise obligated to) issue one or more Letters of Credit hereunder.

        "Joint Lead Arrangers" means Scotia Capital and ABN AMRO Incorporated.

        "Lenders" is defined in the preamble.

        "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit J attached hereto.

        "Lender Party" means any of the Lenders, the Agents, the Issuers, and (for purposes only of Section 11.4) the Joint Lead Arrangers.

        "Lending Office" means, for any Lender (a) for Revolving Loans to Micro, its Lending Office for Loans to Micro designated beside its signature below, designated in a Lender Assignment Agreement to which it is a party, or designated in a notice to the Administrative

Agent and Micro from time to time and at any time and (b) for other Revolving Loans, its Lending Office for "Other Loans" designated beside its signature below, designated in a Lender Assignment Agreement to which it is a party, or designated in a notice to the Administrative Agent and Micro from time to time and at any time.

        "Letter of Credit Commitment" means, with respect to any Issuer of Letters of Credit, such Issuer's obligations to issue Letters of Credit pursuant to Section 3.2 and, with respect to each of the other Lenders, the obligations of each such Lender to participate in Letters of Credit pursuant to such Section 3.2.

        "Letter of Credit Limit" means, on any date, a maximum amount (as such amount may be reduced from time to time pursuant to Section 2.2) equal to the Total Credit Commitment Amount.

        "Letter of Credit Outstandings" means, on any date, the sum (without duplication) of the Dollar Amounts of (a) the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding (assuming that all conditions for drawing have been satisfied), plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

        "Letters of Credit" means all letters of credit issued and outstanding under this Agreement.

        "Leverage Ratio" means the ratio of (a) Consolidated Funded Debt on the last day of any Fiscal Period to (b) Consolidated EBITDA for the period of four Fiscal Periods ending on the last day of such Fiscal Period.

        "LIBO Rate" means, for any Interest Period for a Borrowing, an annual interest rate (rounded upward to four decimal places) determined by the Administrative Agent to be either:

                (a) the London interbank offered rate for deposits, in the currency in which that Borrowing is denominated under this Agreement, at approximately 11:00 a.m., London time, two Business Days before the first day (or, solely in the case of Borrowings denominated in Sterling, on the first day) of that Interest Period for a term comparable to that Interest Period, that appears on Telerate Pages 3740 or 3750, as applicable; or

                (b) if no such display rate is then available, the average of the rates at which deposits of the currency of the relevant Borrowing in immediately available funds are offered to each Reference Lender's principal office in the London interbank market at or about 11:00 a.m., London time, two Business Days prior to (or the Business Day that, for Borrowings denominated in Sterling, is) the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each such Reference Lender's Revolving Loan that is part of that Borrowing and for a period approximately equal to such Interest Period.

        "LIBOR Reserve Percentage" means, for any Lender, relative to any Interest Period for Revolving Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplement, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including Eurocurrency Liabilities having a term approximately equal or comparable to such Interest Period.

        "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against, valid claim on or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever (including, without limitation, (a) the lien or retained security title of a conditional vendor and (b) under any agreement for the sale of Trade Accounts Receivable (or an undivided interest in a specified amount of such Trade Accounts Receivable), the interest of the purchaser (or any assignee of such purchaser which has financed the relevant purchase) in a percentage of receivables of the seller not so sold, held by the purchaser (or such assignee) as a reserve for (i) interest rate protection in the event of a liquidation of the receivables sold, (ii) expenses that would be incurred upon a liquidation of the receivables sold, (iii) losses that might be incurred in the event the amount actually collected from the receivables sold is less than the amount represented in the relevant receivables purchase agreement as collectible, or (iv) any similar purpose (but excluding the interest of a trust in such receivables to the extent that the beneficiary of such trust is Micro or a Subsidiary of Micro).

        "Loan Document" means this Agreement, each Revolving Note (if any), each Credit Extension Request, each Letter of Credit, the Intra-Group Agreement, each Guaranty, the most recently delivered Compliance Certificate (specifically excluding any other Compliance Certificate previously delivered), any Accession Request and Acknowledgment, and any other agreement, document, or instrument (excluding any documents delivered solely for the purpose of satisfaction disclosure requirements or requests for information) required in connection with this Agreement or the making or maintaining of any Credit Extension and delivered by an Authorized Person.

        "Mandatory Costs" means the percentage rate per annum calculated by the Administrative Agent in accordance with Schedule II.

        "Margin Stock" means "margin stock," as such term is defined and used in Regulation U.

        "Material Adverse Effect" means a material adverse effect on the ability (whether financial, legal or otherwise) of the Obligors to comply with their obligations (future or otherwise) under this Agreement.

        "Material Asset Acquisition" (a) means the purchase or other acquisition (in one transaction or a series of related transactions) from any Person of property or assets, the aggregate purchase price of which (calculated in Dollars) paid in cash or property (other than property consisting of equity shares or interests or other equivalents of corporate stock of, or partnership or other ownership interests in, any Obligor), equals or exceeds 25% of the sum (calculated without giving effect to such purchase or acquisition) of (i) Consolidated Funded Debt (determined as at the end of the then most recently ended Fiscal Period), plus (ii) Consolidated Stockholders' Equity (determined as at the end of the then most recently ended Fiscal Period), plus (iii) any increase thereof attributable to any equity offerings or issuances of capital stock occurring subsequent to the end of such Fiscal Period and before any such purchase or acquisition, but (b) does not mean a purchase or acquisition of property or assets of the character described in and permitted under Section 8.2.9(c) or 8.2.9(d).

        "Material Subsidiary" means:

                (a) with respect to any Subsidiary of Micro as of the date of this Agreement, a Subsidiary of Micro that, as of any date of determination, either (i) on an average over the three most recently preceding Fiscal Years contributed at least 5% to Consolidated Net Income or (ii) on an average at the end of the three most recently preceding Fiscal Years owned assets constituting at least 5% of Consolidated Assets; and

                (b) with respect to any Subsidiary of Micro organized or acquired subsequent to the date of this Agreement, a Subsidiary of Micro that as of:

                        (i) the date it becomes a Subsidiary of Micro, would
                have owned (on a pro forma basis if such Subsidiary had been a Subsidiary of Micro at the end of the preceding Fiscal Year) assets constituting at least 5% of Consolidated Assets at the end of the Fiscal Year immediately prior to the Fiscal Year in which it is organized or acquired; or

                        (ii) any date of determination thereafter, either (A) on
                an average over the three most recently preceding Fiscal Years (or, if less, since the date such Person became a Subsidiary of Micro) contributed at least 5% to Consolidated Net Income or (B) on an average at the end of the three (or, if less, such number of Fiscal Year-ends as have occurred since such Person became a Subsidiary of Micro) most recently preceding Fiscal Years owned assets constituting at least 5% of Consolidated Assets;

provided that Ingram Funding Inc. and any other special purpose financing vehicle shall not be Material Subsidiaries.

        "Maturity" of any of the Obligations means the earliest to occur of:

                (a) the date on which such Obligations expressly become due and payable pursuant hereto or any other Loan Document but in no event beyond the Commitment Termination Date; and

                (b) the date on which such Obligations become due and payable pursuant to Section 9.2, 9.3, or 9.4.

        "Micro" is defined in the preamble.

        "Micro Guaranty" means a guaranty, substantially in the form of Exhibit H attached hereto, duly executed and delivered by an Authorized Person of Micro, as amended, supplemented, restated or otherwise modified from time to time.

        "Moody's" means Moody's Investors Service, Inc.

        "National Currency Unit" means a unit of currency (other than a Euro
Unit) of a Participating Member State.

        "Net Interest Expense" means, for any applicable period, the aggregate interest expense of Micro and its Consolidated Subsidiaries (including imputed interest on Capitalized Lease Liabilities) deducted in determining Consolidated Net Income for such period, net of interest income of Micro and its Consolidated Subsidiaries included in determining Consolidated Net Income for such applicable period.

        "Non-Exempt U.S. Person" means any Lender Party who is a "United States person" within the meaning of Section 7701(a)(30) of the Code other than a Lender Party who is an exempt recipient (including a corporation or a financial institution) as determined under the provisions of Treas. Reg. Section 1.6049-4(c)(1)(ii) unless the communications with such Lender Party are mailed by Micro or the Administrative Agent to an address in a foreign country.

        "Obligations" means, individually and collectively (a) the Revolving Loans, (b) all Letter of Credit Outstandings, and (c) all other indebtedness, liabilities, obligations, covenants and duties of any Borrower owing to the Agents or the Lenders of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents including, without limitation, any fees, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

        "Obligors" means, collectively, the Borrowers and the Guarantors.

        "Organic Documents" means, relative to any Obligor, any governmental filing or proclamation pursuant to which such Person shall have been created and shall continue in existence (including a charter or certificate or articles of incorporation or organization, and, with respect to Coordination Center, the Royal Decree) and its by-laws (or, if applicable, partnership or operating agreement) and all material shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party that are applicable to the voting of any of its authorized shares of capital stock (or, if applicable, other ownership interests therein).

        "Outstanding Credit Extensions" means, relative to any Lender at any date and without duplication, the sum of the Dollar Amounts of (a) the aggregate principal amount of all outstanding Revolving Loans of such Lender at such date, plus (b) such Lender's Percentage of the Letter of Credit Outstandings.

        "Participant" is defined in Section 11.11.2.

        "Participating Member State" means each such state so described in any EMU Legislation.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Pension Plan" means a "pension plan," as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(3) of ERISA), and to which any Obligor or any corporation, trade or business that is, along with Obligor, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor within the meaning of Section 4069 of ERISA.

        "Percentage" of any Lender means in the case of (a) each Lender which is a signatory to this Agreement, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage," subject to any modification necessary to give effect to any sale, assignment or transfer made pursuant to
Section 11.11.1, or (b) any Transferee Lender, effective upon the occurrence of the relevant purchase by, or assignment to, such Transferee Lender, the portion of the Percentage of the selling, assigning or transferring Lender allocated to such Transferee Lender.

        "Person" means any natural person, company, partnership, firm, limited liability company or partnership, association, trust, government, government agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan" means any Pension Plan or Welfare Plan.

        "Principal Financial Center" means, in the case of any Available Currency, the principal financial center where such Available Currency is cleared and settled, as determined by the Administrative Agent.

        "Quarterly Payment Date" means the last day of March, June, September and December of each calendar year or, if any such day is not a Business Day, the next succeeding Business Day.

        "Reference Lenders" means Scotia Capital and ABN AMRO Bank N.V; provided that, in relation to Mandatory Costs, "Reference Lenders" shall refer to the principal London office of Scotia Capital and ABN AMRO Bank N.V.

        "Reference Rate" means, at any time, an annual interest rate equal to the sum of (a) the Applicable Margin for Revolving Loans at that time (unless already included in the rate determined under clause (b) following) plus (b) the rate determined by the Administrative Agent to be the higher of either:

                        (i) the rate on the relevant base amount or overdue
                amount (before the date due, if principal), as the case may be and to the extent applicable (the "relevant amount"); or

                        (ii) the rate that would have been payable if the
                relevant amount constituted a Revolving Loan in the currency of the relevant amount for successive interest periods of such duration as the Administrative Agent may determine (each a "designated interest period").

Such rate in clause (b) above shall be determined on each Business Day or the first day of, or two Business Days before the first day of, the designated interest period, as appropriate, and otherwise determined in accordance with the definition of LIBO Rate or, if not available, determined by reference to the cost of funds to the Administrative Agent from whatever source it reasonably selects.

        "Regulation U" is defined in Section 7.17.

        "Regulation X" is defined in Section 7.17.

        "Regulatory Change" means any change after the date hereof in any (or the promulgation after the date hereof of any new):

                (a) law applicable to any class of banks (of which any Lender Party is a member) issued by (i) any competent authority in any country or jurisdiction, or (ii) any competent international or supra-national authority; or

                (b) regulation, interpretation, directive or request (whether or not having the force of law) applicable to any class of banks (of which any Lender Party is a member) of any court, central bank or governmental authority or agency charged with the interpretation or administration of any law referred to in clause (a) of this definition or of any fiscal, monetary or other authority having jurisdiction over any Lender Party.

        "Reimbursement Obligation" is defined in Section 3.2.3.

        "Release" means a "release," as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and as in effect from time to time (42 United States Code Section 9601 et seq.), and any rules and regulations promulgated thereunder.

        "Required Currency" is defined in Section 5.8.1(a).

        "Required Lenders" means (a) at any time when the Commitments of the Lenders have expired or been terminated, those Lenders holding at least 66-2/3% of the total Outstanding Credit Extensions of all of the Lenders at that time, and (b) at any other time, those Lenders whose Percentages total at least 66-2/3% at that time.

        "Restricted Payment" is defined in Section 8.2.4(a).

        "Revolving Loans" is defined in clause (a) of Section 2.1.

        "Revolving Note" means a promissory note of a Borrower, payable to a Lender that has requested it under Section 4.1, substantially in the form of Exhibit A attached hereto (as such promissory note may be amended, endorsed, or otherwise modified from time to time), evidencing the aggregate Indebtedness of that Borrower to such Lender resulting from outstanding Revolving Loans, together with all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Royal Decree" means the Royal Decree of The Kingdom of Belgium recognizing Coordination Center as a coordination center under Belgian law, as the same may from time to time be amended, supplemented or otherwise modified by any new Royal Decree relating to the recognition of the Coordination Center as a coordination center under Belgium law.

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

        "Scotia Capital" is defined in the preamble.

        "Securitization Default" is defined in Section 9.1.11.

        "Securitization Financing Amount" means, in respect of any Securitization Default, the principal equivalent of the outstanding amount of financing being provided to Micro and its Consolidated Subsidiaries under the related Trade Accounts Receivable securitization program, determined in accordance with general accepted financial practices.

        "Senior Consolidated Funded Debt" means, as of any date of determination, the total of all Consolidated Funded Debt of Micro and its Consolidated Subsidiaries outstanding on such date that ranks pari passu with the Obligations.

        "Senior Leverage Ratio" means the ratio of (a) Senior Consolidated Funded Debt on the last day of any Fiscal Period to (b) Consolidated EBITDA for the period of four Fiscal Periods ending on the last day of such Fiscal Period.

        "Stated Amount" for any Letter of Credit on any day means the amount which is undrawn and available under such Letter of Credit on such day (after giving effect to any drawings thereon on such day).

        "Stated Expiry Date" is defined in Section 3.2.

        "Sterling" means the lawful currency of the United Kingdom.

        "Subject Lender" is defined in Section 5.12.

        "Subsidiary" means, with respect to any Person, any corporation, company, partnership or other entity of which more than 50% of the outstanding shares or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of, or other persons performing similar functions for, such corporation, company, partnership or other entity (irrespective of whether at the time shares or other ownership interests of any other class or classes of such corporation, company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

        "Syndication Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Syndication Agent pursuant to Section 10.4.

        "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

        "Tax Payment" is defined in Section 5.7.

        "Tax Refund" is defined in Section 5.7.

        "Taxes" is defined in Section 5.7.

        "Total Credit Commitment Amount" means, at any time, $150,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

        "Total Indebtedness of Subsidiaries" means, at any date, the aggregate of all Indebtedness on such date of all the Subsidiaries of Micro, without duplication and after eliminating all offsetting debits and credits between each of such Subsidiaries or between such a Subsidiary and Micro and all other items required to be eliminated in accordance with GAAP, excluding (a) all Indebtedness of any Consolidated Subsidiary of Micro outstanding on the Effective Date, or incurred pursuant to any commitment or line of credit in its favor in effect on Effective Date, and any renewals or replacements thereof, so long as such renewals or replacements do not increase the amount of such Indebtedness or such commitments or lines of credit and (b) any Indebtedness of Ingram Funding Inc. or any other special purpose financing vehicle incurred in connection with their purchase, directly or indirectly, from Micro or any of Micro's other Consolidated Subsidiaries, of Trade Accounts Receivable or interests therein.

        "Total Reimbursement Obligations" means, at any date, the sum of (a) all Reimbursement Obligations of each Borrower and (b) any other obligations of Micro or any of its Subsidiaries to reimburse any issuer with respect to a disbursement under a letter of credit issued on behalf of Micro or any such Subsidiary, in each case that have ceased to be contingent upon a drawing under the related letter of credit.

        "Trade Accounts Receivable" means, with respect to any Person, all rights of such Person to the payment of money arising out of any sale, lease or other disposition of goods or rendition of services by such Person.

        "Trade Payables" means, with respect to any Person, (a) any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services or (b) such Person's Floor Plan Obligations and Floor Plan Support Obligations.

        "Transferee Lender" is defined in Section 11.11.1.

        "Unencumbered Trade Receivables" means, at any date, the face amount of any item includable in "trade receivables" (or any substituted or replacement line item) that would be reflected on a consolidated balance sheet of Micro and its Consolidated Subsidiaries at such date minus Encumbered Trade Receivables at such date.

        "United Kingdom" means The United Kingdom of Great Britain and Northern Ireland.

        "United States" or "U.S." means the United States of America, its fifty States, and the District of Columbia.

        "Voting Stock" means, (a) with respect to a corporation, the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the board of directors (or other governing body) of such corporation, (b) with respect to any partnership, the partnership interests in such partnership the owners of which are entitled to manage the affairs of the partnership or vote in connection with the management of the affairs of the partnership or the designation of another Person as the Person entitled to manage the affairs of the partnership, and (c) with respect to any limited liability company, the membership interests in such limited liability company the owners of which are entitled to manage the affairs of such limited liability company or entitled to elect managers of such limited liability company (it being understood that, in the case of any partnership or limited liability company, "shares" of Voting Stock shall refer to the partnership interests or membership interests therein, as the case may be).

        "Welfare Plan" means a "welfare plan," as such term is defined in
Section 3(l) of ERISA.

        SECTION 1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meaning as when used in the Disclosure Schedule and in each Credit Extension Request, each other Loan Document, and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

        SECTION 1.3 CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article, Section, clause or definition are references to such clause or definition of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section, clause or definition to any section are references to such section of such Article, Section, clause or definition.

        SECTION 1.4 ACCOUNTING AND FINANCIAL DETERMINATIONS.

                (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 8.2.3) shall be made, in accordance with those U.S. generally accepted accounting principles ("GAAP") as applied in the preparation of the financial statements of Micro and its Consolidated Subsidiaries delivered pursuant to clause (a) of Section 6.1.4; provided that the financial statements required to be delivered pursuant to clauses (a) and (b) of Section 8.1.1 shall be prepared in accordance with GAAP as in effect from time to time and the quarterly financial statements required to be delivered pursuant to clause (b) of Section 8.1.1 are not required to contain footnote disclosures required by GAAP and shall be subject to ordinary year-end adjustments.

                (b) If, after the date hereof, there shall be any change to Micro's Fiscal Year, or any modification in GAAP used in the preparation of the financial statements delivered pursuant to clause (a) of Section
        6.1.4 (whether such modification is adopted or imposed by FASB, the American Institute of Certified Public Accountants or any other professional body) which changes result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes, with the desired result that the evaluations of Micro's financial condition shall be the same after such changes as if such changes had not been made; provided that until the parties hereto have reached a definitive agreement on such amendments, Micro's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements delivered pursuant to clause (a) of Section 6.1.4.

        SECTION 1.5 CALCULATIONS. All calculations made for purposes of this Agreement, each other Loan Document, and the transactions contemplated by them shall be made to two decimal places except as otherwise specifically stated in this Agreement or any other Loan Document.

        SECTION 1.6 ROUND AMOUNTS. Unless otherwise specifically stated in this Agreement or any other Loan Document, each requirement that Credit Extensions, repayments, and reductions in Commitments be in certain Dollar minimums and integral multiples shall, in respect of dealings in another Available Currency, be deemed to be rounded amounts in that other Available Currency that approximate those Dollar minimums and multiples.

                                   ARTICLE II

                                COMMITMENTS, ETC.

        SECTION 2.1 COMMITMENTS. On the terms and subject to the conditions of this Agreement (including Article VI), each Lender severally agrees that it will, from time to time on any Business Day occurring prior to the Commitment Termination Date:

                (a) make loans in Available Currencies ("Revolving Loans") to any Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing to be made on such Business Day, all in accordance with
        Section 3.1; provided that no Lender shall be required to make any Revolving Loan if, after giving effect thereto:

                        (i) such Lender's Outstanding Credit Extensions would
                exceed its Credit Commitment Amount; or

                        (ii) the aggregate Outstanding Credit Extensions of all
                the Lenders would exceed the then Total Credit Commitment Amount; and

                (b) purchase participation interests in Available Currencies equal to its Percentage in each Letter of Credit issued upon the application of any Borrower pursuant to Section 3.2; provided that no Issuer shall issue a Letter of Credit if, after giving effect thereto:

                        (i) the aggregate Letter of Credit Outstandings would
                exceed the then Letter of Credit Limit; or

                        (ii) the aggregate Outstanding Credit Extensions of all
                the Lenders would exceed the then Total Credit Commitment
                Amount.

On and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans and may apply for, extinguish or reimburse drawings made under and re-apply for Letters of Credit. For purposes of this Section 2.1, the Dollar Amount on any date of any Credit Extension denominated in an Available Currency (other than Dollars) shall be calculated based upon the spot rate at which Dollars are offered on such day for such Available Currency which appears on Telerate Page 261 at approximately 11:00 a.m., London time, (and if such spot rate is not available on Telerate Page 261 as of such time, such spot rate as quoted by Scotia Capital, in London at approximately 11:00 a.m., London time).

        SECTION 2.2 REDUCTIONS OF THE COMMITMENT AMOUNTS. Micro may, from time to time on any Business Day, voluntarily reduce the Total Credit Commitment Amount; provided that:

                (a) All such reductions shall require at least three and not more than five Business Days' prior notice to the Administrative Agent and shall be permanent, and any partial reduction thereof shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 (or, if less, in an amount equal to the Total Credit Commitment Amount at such time);

                (b) Micro shall not voluntarily reduce the Total Credit Commitment Amount pursuant to this section to an amount which, on the date of proposed reduction, is less than the aggregate Outstanding Credit Extensions of all the Lenders; and

                (c) Once so reduced, the Total Commitment Amount may not be increased.

        SECTION 2.3 INELIGIBLE CURRENCIES. Notwithstanding any other provision in this Agreement, if, at any time before the Commitment Termination Date, the Administrative Agent determines that an Available Currency is an Ineligible Currency, then (a) the Administrative Agent may (in its sole discretion) at any time so notify the relevant Borrower of any Borrowing denominated in that Ineligible Currency, and (b) the Commitments of the Lenders to make Revolving Loans in that Available Currency shall be suspended unless and until the Administrative Agent determines that such Available Currency is no longer an Ineligible Currency. Promptly after receiving that notice and, in any event, within five Business Days of receiving the same, that Borrower will notify the Administrative Agent and the Lenders as to what Available Currency it desires that Borrowing to be converted into and promptly thereafter the relevant Lenders shall so convert that Borrowing on the last day of its Interest Period. If the relevant Borrower fails to select another Available Currency as provided in the preceding sentence, then that other Available Currency shall be selected by the Administrative Agent. The conversion shall be effected at the relevant spot rate at which the Ineligible Currency is offered on that last day for the selected Available Currency that appears on Telerate Page 261 at approximately 11:00 a.m., London time, (and if such spot rate is not available on Telerate

Page 261 as of that time, the spot rate as quoted by Scotia Capital in London at approximately 11:00 a.m., London time) or, if that spot rate shall not exist, such other rate of exchange as the Administrative Agent shall reasonably determine.

                                   ARTICLE III

                        PROCEDURES FOR CREDIT EXTENSIONS

        SECTION 3.1 BORROWING PROCEDURE FOR REVOLVING LOANS.

                (a) On any Business Day occurring on or prior to the Commitment Termination Date, any Borrower may from time to time irrevocably request, by delivering on or prior to 1:00 p.m., Applicable Time, on such Business Day a Borrowing Request to the Administrative Agent not less than three nor more than five Business Days before the date of the proposed Borrowing, that a Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, or if less, in the unused amount of the Total Credit Commitment Amount. Upon the receipt of each Borrowing Request, the Administrative Agent shall give prompt notice thereof to each Lender on the same day such Borrowing Request is received. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request. On or before 2:30 p.m., Applicable Time, on such Business Day, each Lender shall deposit with the Administrative Agent (to an account specified by the Administrative Agent to each Lender from time to time) same day funds in an amount equal to such Lender's Percentage of the requested Borrowing.

                (b) To the extent funds are received from the Lenders (except as otherwise provided in Section 10.2), the Administrative Agent shall make such funds available to the relevant Borrower by wire transfer of same day funds to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Revolving Loan shall be affected by any other Lender's failure to make any Revolving Loan.

        SECTION 3.2 LETTER OF CREDIT ISSUANCE PROCEDURES. By delivering to the Administrative Agent an Issuance Request on or before 1:00 p.m., Applicable Time, on any Business Day occurring prior to the Commitment Termination Date, any Borrower may from time to time request that an Issuer issue a Letter of Credit. Each such request shall be made on not less than two Business Days' notice (or such shorter period as may be agreed to by the Administrative Agent), and not less than 30 days prior to the Commitment Termination Date. Upon receipt of an Issuance Request, the Administrative Agent shall promptly on the same day notify the applicable Issuer (if other than Scotia Capital) and each Lender thereof. Each Letter of Credit shall by its terms be denominated in an Available Currency and be stated to expire (whether originally or after giving effect to any extension) on the earlier of (its "Stated Expiry Date") (i) (unless otherwise agreed to by the Issuer) one year from the date of issuance thereof or
(ii) the Commitment Termination Date. The relevant Borrower and the relevant Issuer may amend or modify any issued Letter of Credit upon written notice to the Administrative Agent only; provided that (A) any amendment constituting an extension of such Letter of Credit's Stated Expiry Date shall comply with the provisions of the immediately preceding sentence and may be made only if the Commitment Termination Date has not occurred and (B) any amendment constituting an increase in the Stated Amount of such Letter of Credit shall be deemed a request for the issuance of a new Letter of Credit and shall comply with the foregoing provisions of this paragraph. Upon satisfaction of the terms and conditions hereunder, the relevant Issuer will issue each Letter of Credit to be issued by it and will make available to the beneficiary thereof the original of such Letter of Credit.

        SECTION 3.2.1 OTHER LENDERS' PARTICIPATION. Automatically, and without further action, upon the issuance of each Letter of Credit, each Lender (other than the Issuer of such Letter of Credit) shall be deemed to have irrevocably purchased from the relevant Issuer, to the extent of such Lender's Percentage, a participation interest in such Letter of Credit (including any Reimbursement Obligation and any other Contingent Liability with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day after receipt of demand for payment from the Issuer, together with accrued interest from the day of such demand) the relevant Issuer for any Reimbursement Obligation which has not been reimbursed in accordance with Section 3.2.3. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the Letter of Credit participation fee payable pursuant to clause (a) of Section
4.3.3 with respect to each Letter of Credit and a ratable portion of any interest payable pursuant to Sections 3.2.2 and 4.2.

        SECTION 3.2.2 DISBURSEMENTS. Subject to the terms and provisions of each Letter of Credit and this Agreement, upon presentment under any Letter of Credit to the Issuer thereof for payment, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit on the date designated for such payment (the "Disbursement Date"). Such Issuer will promptly notify the relevant Borrower and each of the Lenders of the presentment for payment of any such Letter of Credit, together with notice of the Disbursement Date thereof. Prior to 12:00 noon, Applicable Time, on the next Business Day following the Disbursement Date, the relevant Borrower will reimburse the Administrative Agent, for the account of such Issuer, for all amounts disbursed under such Letter of Credit, together with all interest accrued thereon since the Disbursement Date. To the extent the Administrative Agent does not receive payment in full, on behalf of the relevant Issuer on the Disbursement Date, the relevant Borrower's Reimbursement Obligation shall accrue interest, payable on demand, at an annual rate equal to the Reference Rate through the first Business Day following the Disbursement Date and equal to the sum of the Reference Rate plus 0.50% thereafter. In the event the relevant Borrower fails to notify the Administrative Agent and the relevant Issuer prior to 1:00 p.m., Applicable Time, on the Disbursement Date that the relevant Borrower intends to pay the Administrative Agent, for the account of such Issuer, for the amount of such drawing with funds other than proceeds of Revolving Loans, or the Administrative Agent does not receive such reimbursement payment from the relevant Borrower prior to 1:00 p.m., Applicable Time, on the Disbursement Date (or if the relevant Issuer must for any reason return or disgorge such reimbursement), the Administrative Agent shall promptly notify the Lenders, and the relevant Borrower shall be deemed to have given a timely Borrowing Request as of the Disbursement Date for Revolving Loans in an aggregate principal amount equal to such Reimbursement Obligation and the Lenders (other than the relevant Issuer) shall, on the terms and subject to the conditions of this Agreement (including, without limitation, Sections 6.1 and 6.2), make Revolving Loans in the amount of such Reimbursement Obligation as provided in Section 3.1; provided that for the purpose of determining the availability of any unused Total Credit Commitment Amount immediately prior to giving effect to the application of the proceeds of such Revolving Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time. In the event that the conditions precedent to any Revolving Loans deemed requested by the relevant Borrower as provided in the preceding sentence shall not be satisfied at the time of such deemed request, each Lender (including the relevant Issuer) shall pay to the Administrative Agent, as funding of its participation interest pursuant to Section 3.2.1 in the related Letter of Credit, its Percentage of the related Reimbursement Obligation, and the Administrative Agent shall promptly pay to the relevant Issuer the amounts so received by it from the Lenders. If a Lender makes a payment pursuant to this subsection to reimburse an Issuer in respect of any Reimbursement Obligation (other than by funding Revolving Loans as contemplated above), (i) such payment will not constitute a Revolving Loan and will not relieve the relevant Borrower of its Reimbursement Obligation and (ii) such Lender will be subrogated to its pro rata share of the relevant Issuer's claim against such Borrower for payment of such Reimbursement Obligation.

        SECTION 3.2.3 REIMBURSEMENT. The obligation (the "Reimbursement Obligation") of the relevant Borrower under Section 3.2.2 to reimburse the relevant Issuer with respect to each disbursement under a Letter of Credit (including interest thereon), and, upon the failure of the relevant Borrower to reimburse such Issuer, the obligation of each Lender to reimburse such Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the relevant Borrower or such Lender, as the case may be, may have or have had against the relevant Issuer or any Lender, including any defense based upon the failure of any disbursement under a Letter of Credit to conform to the terms of the applicable Letter of Credit (if, in the relevant Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided that nothing herein shall require the relevant Borrower or such Lender, as the case may be, to reimburse an Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions finally determined by a court of competent jurisdiction to constitute gross negligence or willful misconduct on the part of such Issuer.

        SECTION 3.2.4 DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default of the type described in Section 9.1.9 or, with notice from the Administrative Agent given at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default, an amount equal to the then aggregate amount of all Letters of Credit which are undrawn and available under all issued and outstanding Letters of Credit shall, without demand upon or notice to any Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed) and the Borrowers shall be immediately obligated to pay to the Issuer of each Letter of Credit an amount equal to such amount. Any amounts so payable by the relevant Borrower pursuant to Section 3.2.4 shall be deposited in cash with the Administrative Agent and held in trust (for the sole benefit of the relevant Issuer and the Lenders) for payment of the Obligations arising in connection with such Letters of Credit. If such Event of Default shall have been cured or waived (provided that no other Default has occurred and is continuing and the Obligations have not been accelerated pursuant to Section 9.2 or 9.3), the Administrative Agent shall promptly return to the relevant Borrower all amounts deposited by it with the Administrative Agent pursuant to this Section
3.2.4 (together with
accrued interest thereon at the Administrative Agent's Cost of Funds or such other interest rate based upon a cash equivalent investment (in the form of obligations issued by or guaranteed by the U.S. government, commercial paper of a domestic corporation rated A-1 by S&P or a comparable rating from another nationally recognized rating agency or certificates of deposit of a U.S. or Canadian bank with (x) a credit rating of Aa or better by S&P or a comparable rating from another nationally recognized rating agency and (y) a combined capital and surplus greater than $250,000,000) which is agreed to between the relevant Issuer and the relevant Borrower), net of any amount (which may include accrued interest) applied to the payment of any Obligations with respect to the Letters of Credit.

        SECTION 3.2.5 NATURE OF REIMBURSEMENT OBLIGATIONS. Each Borrower and, to the extent set forth in Section 3.2.1, each Lender shall assume all risks of the acts, omission or misuse of any Letter of Credit by the beneficiary thereof. No Issuer or any Lender (except to the extent of its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction) shall be responsible for:

                (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit; provided that if a payment is made pursuant to such Letter of Credit when a beneficiary has failed to comply with the conditions therefor and such failure to comply is manifest on the face of such Letter of Credit or the documents submitted by the beneficiary in connection therewith, the relevant Borrower shall be required to indemnify the Issuer in connection therewith only if, and to the extent, the relevant Borrower or any of its Subsidiaries has received the benefit of such payment on such Letter of Credit by one or more of their obligations being satisfied, either in whole or in part;

                (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy or otherwise; or

                (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing (but subject to the limitations set forth in clause (c) above), any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct as finally determined by a court of competent jurisdiction) shall be binding upon the relevant Borrower and each Lender, and shall not put such Issuer under any resulting liability to any Borrower or any Lender.

        SECTION 3.2.6 INELIGIBLE CURRENCIES. Notwithstanding any other provision contained in this Agreement, if, at any time prior to the Commitment Termination Date, the Administrative Agent determines that the Available Currency in which a Letter of Credit has been issued is an Ineligible Currency, then the Administrative Agent may (in its sole discretion) at any time notify the relevant Borrower of the same, and the Administrative Agent shall then promptly notify each other Lender. Such relevant Borrower shall use reasonable efforts to cause the beneficiary of such Letter of Credit to accept a substitution for such Letter of Credit with another Letter of Credit in an Available Currency acceptable to such Borrower and the relevant Issuer.

        SECTION 3.2.7 EXISTING LETTERS OF CREDIT. On the Effective Date, the letters of credit disclosed in Item 3.2.7 (Existing Letters of Credit) of the Disclosure Schedule and outstanding under the $50,000,000 uncommitted standby letter of credit line dated as of October 19, 2001, and as amended as of July 30, 2002 between Micro, certain of its Subsidiaries and Scotia Capital shall automatically and without any action on the part of any Person, become Letters of Credit hereunder issued for the account of Micro as the relevant Borrower.

                                   ARTICLE IV

                      PRINCIPAL, INTEREST, AND FEE PAYMENTS

        SECTION 4.1 LOAN ACCOUNTS, NOTES, PAYMENTS, AND PREPAYMENTS. The Outstanding Credit Extensions shall be evidenced by one or more loan accounts or records maintained by the Administrative Agent which loan accounts or records shall be conclusive evidence, absent manifest error, of the amount of those Outstanding Credit Extensions and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the Obligations of the relevant Borrower under the Loan Documents to pay any amount owing with respect to the Obligations. Upon the request of any Lender made at any time through the Administrative Agent, the relevant Borrower shall promptly execute and deliver to that Lender a Revolving Note to evidence Revolving Loans made by that Lender to the relevant Borrower.

        SECTION 4.1.1 REPAYMENTS AND PREPAYMENTS OF REVOLVING LOANS. The relevant Borrower shall make all payments and prepayments of each Revolving Loan made to it in the Available Currency in which it was originally denominated and shall repay in full the unpaid principal amount of each Revolving Loan outstanding to it at the Maturity thereof. Before that Maturity:

                (a) the relevant Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loan; provided that:

                        (i) any such prepayment of any Revolving Loan shall be
                allocated to each Lender pro rata according to such Lender's Percentage of the Revolving Loans so prepaid;

                        (ii) any such prepayment of any Revolving Loan made on
                any day other than the last day of the Interest Period then applicable to such Revolving Loan shall be subject to Section 5.4;

                        (iii) all such voluntary prepayments shall require prior
                notice to the Administrative Agent of at least three but no more than five Business Days; and

                        (iv) all such voluntary prepayments shall, if other than
                a prepayment in whole, be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000;

                (b) The Administrative Agent shall determine if the aggregate Outstanding Credit Extensions of all the Lenders exceed the Total Credit Commitment Amount (i) at the end of each Fiscal Period and (ii) on the date of each request for a Credit Extension (excluding any request submitted in respect of any continuation of any Borrowing previously made hereunder), and promptly thereafter -- and in any event, in respect of any determination made pursuant to clause (ii) above, prior to the proposed date of such requested Credit Extension -- Micro shall (or shall cause the other Borrowers to) make a mandatory prepayment of the outstanding principal amount of such Revolving Loans as Micro may select in an amount equal to such excess, such prepayment to be allocated to the Lenders in the manner set forth in clause (a)(i) above); and

                (c) Micro shall (and shall cause the other relevant Borrowers to), on each date when any reduction or termination in the Total Credit Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment of all Revolving Loans equal to the excess, if any, of the then aggregate Outstanding Credit Extensions of all the Lenders over the Total Credit Commitment Amount as so reduced, such prepayment to be allocated to the Lenders in the manner set forth in clause (a)(i) above.

        SECTION 4.2 INTEREST PROVISIONS. Each Revolving Loan shall bear interest from and including the day when made until (but not including) the day such Revolving Loan shall be paid in full, and such interest shall accrue and be payable in accordance with this Section 4.2.

        SECTION 4.2.1 RATES. Subject to Sections 4.2.2 and 5.1, each Revolving Loan shall bear an annual rate of interest, during each Interest Period applicable thereto, equal to the sum of (i) the LIBO Rate for such Interest Period, (ii) the Applicable Margin, plus (iii) Mandatory Costs (if any).

        SECTION 4.2.2 POST-MATURITY RATES. After the date any principal amount of any Revolving Loan is due and payable (whether at Maturity, upon acceleration or otherwise), or after any other monetary Obligation of Micro or any other Borrower shall have become due and payable, Micro or each such other Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at an annual rate equal to the Reference Rate plus 2%.

        SECTION 4.2.3 CONTINUATION ELECTIONS. The relevant Borrower may from time to time by delivering a Continuation Notice to the Administrative Agent on or before 1:00 p.m.,

Applicable Time, on a Business Day, irrevocably elect, on not less than three nor more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 of the Revolving Loans, be continued for one or more new Interest Periods; provided that:

                (a) in the absence of delivery of a Continuation Notice with respect to any Revolving Loan, at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, that Revolving Loan shall, on such last day, automatically continue for a new Interest Period having a duration equal to the original duration of the then expiring Interest Period; and

                (b) no portion of the outstanding principal amount of any Revolving Loans may be continued with an Interest Period longer than one month while any Default has occurred and is continuing.

        SECTION 4.2.4 PAYMENT DATES. Interest accrued on each Revolving Loan shall be payable, without duplication, in the Available Currency in which it is denominated:

                (a) on the Commitment Termination Date;

                (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Revolving Loan (but only on the principal amount so paid or prepaid);

                (c) on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each three month anniversary of the date of the commencement of such Interest Period); and

                (d) on that portion of any Revolving Loans which is accelerated pursuant to Section 9.2 or 9.3, immediately upon such acceleration.

        Interest accrued on Revolving Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such Revolving Loans or other Obligations are due and payable (whether on the Commitment Termination Date, upon acceleration or otherwise) shall be payable upon demand.

        SECTION 4.2.5 INTEREST RATE DETERMINATION. The Administrative Agent and, if and when applicable, the Reference Lenders shall, in accordance with each of their customary practices, attempt to determine the relevant interest rates applicable to each Revolving Loan requested to be made pursuant to each Borrowing Request duly completed and delivered by a Borrower, and, if and when applicable, each Reference Lender agrees to furnish the Administrative Agent timely information for the purpose of determining the LIBO Rate. If any Reference Lender fails, if and when applicable, to timely furnish such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information shared by the other Reference Lender.

        SECTION 4.2.6 ADDITIONAL INTEREST ON REVOLVING LOANS. For so long as the cost to a Lender of making or maintaining its Revolving Loans is increased as a result of any imposition or modification after the date of this Agreement of any reserve required to be maintained by such Lender against Eurocurrency Liabilities (or any other category of liabilities which includes deposits by reference to which the interest rate on Revolving Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Lender to United States residents but not duplicating any requirement included in the calculation of Mandatory Costs), then such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on the Revolving Loans, additional interest on the related Revolving Loan of such Lender at a rate per annum up to but not exceeding the excess of (i) (A) the applicable LIBO Rate divided by (B) one minus the LIBOR Reserve Percentage over
(ii) the applicable LIBO Rate. Any Lender wishing to require payment of such additional interest shall so notify Micro and the Administrative Agent (which notice shall set forth the amount (as determined by such Lender) to which such Lender is then entitled under this Section 4.2.6 (which amount shall be consistent with such Lender's good faith estimate of the level at which the related reserves are maintained by it and which determination shall be conclusive and binding for all purposes, absent demonstrable error) and shall be accompanied by such information as to the computation set forth therein as Micro may reasonably request), in which case such additional interest on the Revolving Loans of such Lender shall be payable on the last day of each Interest Period thereafter (commencing with the Interest Period beginning at least three Business Days after the giving of such notice) to such Lender at the place indicated in such notice. Each Lender that receives any payment in respect of increased costs pursuant to this Section 4.2.6 shall promptly notify Micro of any change with respect to such costs which affects the amount of additional interest payable pursuant to this section in respect thereof.

        SECTION 4.3 FEES. Each Borrower agrees to pay the fees applicable to it set forth in this Section 4.3. All such fees shall be nonrefundable and shall be paid in Dollars to the Administrative Agent, each Lender or the relevant Issuer, as the case may be, at its office specified for such purpose on the signature pages hereof.

        SECTION 4.3.1 ADMINISTRATION FEES. Coordination Center and Micro, jointly and severally, agree to pay directly to the Administrative Agent, for its own account, an annual administration fee in the amounts and on the dates set forth in the Fee Letter.

        SECTION 4.3.2 COMMITMENT FEES. Coordination Center and Micro, jointly and severally, agree to pay to the Administrative Agent for the account of each Lender (including, any portion thereof when the Lenders may not extend any Credit Extensions by reason of the inability of the Borrowers to satisfy any condition of Section 6.1 or 6.2) (a) for each day during the period commencing on the Effective Date and continuing through and including the last day of the Fiscal Period ending on the Saturday nearest June 30, 2003, a commitment fee to each Lender on the unused portion of its Credit Commitment Amount on such day at a rate of 0.75% per annum and (b) for each day thereafter, until but excluding the Commitment Termination Date, a commitment fee to each Lender on the unused portion of its Credit Commitment Amount on each day at the rate per annum determined in accordance with the following procedure:

                (1) If the Pricing Level set forth opposite the Leverage Ratio is the same as the Pricing Level set forth opposite the applicable Credit Rating, then the commitment fee for that Pricing Level shall be the commitment fee.

                (2) If the Pricing Level set forth opposite the Leverage Ratio differs by one Pricing Level from the Pricing Level set forth opposite the applicable Credit Rating, then the commitment fee for the lower numbered Pricing Level of the two shall be the commitment fee.

                (3) If the Pricing Level set forth opposite the Leverage Ratio differs by more than one Pricing Level from the Pricing Level set forth opposite the applicable Credit Rating, then the commitment fee shall be the average of the commitment fees for such two Pricing Levels.


=============================================================================================================
PRICING LEVEL            CREDIT RATING                       LEVERAGE RATIO                   COMMITMENT FEE
-------------------------------------------------------------------------------------------------------------
Level I            Higher than or equal to BBB     Less than 2.00                                 0.500%
                   or Baa2
-------------------------------------------------------------------------------------------------------------
Level II           BBB- or Baa3                    Greater than or equal to 2.00, but less        0.625%
                                                   than 2.50
-------------------------------------------------------------------------------------------------------------
Level III          BB+ or Ba1                      Greater than or equal to 2.50, but less        0.750%
                                                   than 3.00
-------------------------------------------------------------------------------------------------------------
Level IV           BB or Ba2                       Greater than or equal to 3.00, but less        1.000%
                                                   than 3.50
-------------------------------------------------------------------------------------------------------------
Level V            Lower than or equal to BB- or   Greater than or equal to 3.50                  1.350%
                   Ba3
=============================================================================================================

Such commitment fee shall be determined from time to time by the Administrative Agent and shall be payable by Coordination Center in arrears on each Quarterly Payment Date and on the Commitment Termination Date. If the Credit Ratings assigned by S&P and Moody's fall into different Pricing Levels, then the applicable Pricing Level shall be determined by reference to the lower of the two Credit Ratings.

The applicable Leverage Ratio shall be the Leverage Ratio for the Fiscal Period most recently ended prior to such day for which financial statements and reports have been received by the Administrative Agent pursuant to Section 8.1.1(a) or
(b), as set forth in (and effective upon delivery by Micro to the Administrative Agent of) the related new Compliance Certificate pursuant to Section 8.1.1(d).

Notwithstanding the foregoing, (a) for so long as an Event of Default has occurred and is continuing the applicable Pricing Level shall be Level V and (b) if Micro shall fail to deliver a Compliance Certificate required to be delivered pursuant to Section 8.1.1(d) within 60 days after the end of any of its fiscal quarters (or within 90 days, in the case of the last fiscal quarter of its Fiscal Year), the applicable Pricing Level from and including the 61st (or 91st, as the case may be) day after the end of such fiscal quarter (or Fiscal Year, as the case may be) to but not including the date Micro delivers to the Administrative Agent a quarterly Compliance Certificate shall be Level V.

        SECTION 4.3.3 LETTER OF CREDIT FEES.

                (a) The applicable Borrower agrees to pay to the Administrative Agent for the account of each Lender (including the relevant Issuer) a Letter of Credit participation fee equal to each Lender's Percentage of the average daily Stated Amount of each Letter of Credit during the applicable period multiplied by the Applicable Margin then in effect for any Revolving Loan. Such participation fee shall accrue from the date of issuance of any Letter of Credit until the date such Letter of Credit is drawn in full or terminated, and shall be payable in arrears on each Quarterly Payment Date and on the date that the Commitments terminate in their entirety.

                (b) The applicable Borrower agrees to pay to the Administrative Agent for the account of the Issuer of each Letter of Credit a Letter of Credit fronting fee at the rate set forth in the Fee Letter (or, in the case of an Issuer other than Scotia Capital, as separately agreed between Micro and such Issuer) during the applicable period, such fee to be payable for the account of the relevant Issuer in quarterly installments in arrears on each Quarterly Payment Date and on the date that the Commitments terminate in their entirety. Micro agrees to reimburse each Issuer, on demand, for all usual out-of-pocket costs and expenses incurred in connection with the issuance or maintenance of any Letter of Credit issued by such Issuer.

                (c) The Administrative Agent shall pay to each Lender and each Issuer fees paid for its account under clause (a) or (b) above promptly after receipt by the Administrative Agent.

        SECTION 4.4 RATE AND FEE DETERMINATIONS. Interest on each Revolving Loan shall be computed on the basis of a year consisting of 360 days (or 365 or 366, as the case may be, for Revolving Loans denominated in Sterling) and fees shall be computed on the basis of a year consisting of 365 or 366 days, as the case may be, in each case paid for the actual number of days elapsed, calculated as to each period from and including the first day thereof to but excluding the last day thereof. All determinations by the Administrative Agent of the rate of interest payable with respect to any Revolving Loan shall be conclusive and binding in the absence of demonstrable error.

                                    ARTICLE V

                           CERTAIN PAYMENT PROVISIONS

        SECTION 5.1 ILLEGALITY; CURRENCY RESTRICTIONS.

                (a) If, as the result of any Regulatory Change, any Lender shall determine (which determination shall, in the absence of demonstrable error, be conclusive and binding on each Borrower), that it is unlawful for such Lender to make any Revolving Loan, issue any Letter of Credit, or continue any Revolving Loan previously made by it hereunder in respect of the LIBO Rate, as the case may be, the obligations of such Lender to make any such Loan, issue any such Letter of Credit, or continue any such Revolving Loan in respect of the LIBO Rate, as the case may be, shall, upon the giving of notice thereof to the Administrative Agent, Micro, and any other applicable Borrower, forthwith be suspended and each applicable Borrower shall, if requested by such Lender and if required by such Regulatory Change, on such date as shall be specified in such notice, prepay to such Lender in full all of such Revolving Loans or convert all of such Revolving Loans into a Cost of Funds Rate Loan that is not unlawful, in each case on the last day of the Interest Period applicable thereto (unless otherwise required by applicable law) and without any penalty whatsoever (but subject to Section 5.4); provided that such Lender shall make as Cost of Funds Loans all Revolving Loans that such Lender would otherwise be obligated to make Revolving Loans at the LIBO Rate and convert into or continue as Cost of Funds Loans all Revolving Loans that such Lender would otherwise be required to convert into or continue as Revolving Loans at the LIBO Rate, in each case during the period any such suspension is effective. Such suspension shall continue to be effective until such Lender shall notify the Administrative Agent and Micro that the circumstances causing such suspension no longer exist, at which time the obligations of such Lender to make any such Loan, issue any Letter of Credit, or continue any Revolving Loan, as the case may be, shall be reinstated.

                (b) If any central bank or other governmental authorization in the country of the proposed Available Currency of any proposed Revolving Loan is required to permit the use of such Available Currency by a Lender (through its Lending Office) for such Revolving Loan and such authorization has not been obtained (provided that such Lender has used reasonable endeavors to obtain such authorization) or is not in full force and effect, the obligation of such Lender to provide such Revolving Loans shall be suspended so long as such authorization is required and has not been obtained by such Lender.

        SECTION 5.2 DEPOSITS UNAVAILABLE.

                (a) If, before the date on which all or any portion of any Revolving Loan bearing interest in respect of the LIBO Rate is to be made, maintained, or continued the Administrative Agent shall have determined (which determination shall be conclusive and binding), with respect to that Revolving Loan that:

                        (i) deposits in the relevant amount and the relevant
                Available Currency and for the relevant Interest Period are available, if and when applicable, to none of the Reference Lenders in the relevant market, or

                        (ii) by reason of circumstances affecting the London
                interbank market adequate means do not exist for ascertaining the interest rate applicable under this Agreement in respect of the relevant LIBO Rate,

        then, upon notice from the Administrative Agent to Micro and the Lenders, the obligations of the Lenders to make or continue any Revolving Loan bearing interest in respect of the LIBO Rate in such Available Currency under Sections 3.1 and 4.2.3 shall forthwith be suspended until the Administrative Agent shall notify Micro and the Lenders that the circumstances causing such suspension no longer exist.

                (b) If a notification under this Section 5.2 applies to a Revolving Loan which is outstanding and that is not going to be converted at the end of its Interest Period to another Available Currency for which the LIBO Rate is available, then, notwithstanding any other provision of this Agreement:

                        (i) within five Business Days of receipt of the
                notification, the Borrowers and the Administrative Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Revolving Loan at the end of its applicable Interest Period;

                        (ii) any alternative basis agreed under clause (i) above
                shall be, with the prior consent of all the Lenders, binding on all of the Obligors and Lender Parties;

                        (iii) if no alternative basis is agreed, each Lender
                shall (through the Administrative Agent) certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining its participation in that Revolving Loan;

                        (iv) any such alternative basis may include an
                alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the Lender of funding its participation in the Revolving Loan from whatever sources it may select plus the Applicable Margin; and

                        (v) each alternative basis so certified shall be binding
                on the Obligors and the certifying Lender and treated as part of this Agreement.

        SECTION 5.3 INCREASED CREDIT EXTENSION COSTS, ETC. Each Borrower agrees to reimburse each Lender within 30 days after any demand for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, maintaining, participating, issuing or extending (or of its obligation to make, maintain, participate, issue or extend) any Credit Extension to the extent such increased cost or reduced amount is due to a Regulatory Change. Such Lender shall provide to the Administrative Agent and the relevant Borrower a certificate stating, in reasonable detail, the reasons for such increased cost or reduced amount and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the relevant Borrower directly to such Lender upon its receipt of such notice, and such notice shall be rebuttable, presumptive evidence of the additional amounts so owing. In determining such amount, such Lender shall act reasonably and in good faith and may use any method of averaging and attribution that it customarily uses for its other borrowers with a similar credit rating as Micro. Such Lender may demand reimbursement for such increased cost or reduced amount only for the 360-day period immediately preceding the date of such written notice, and such Borrower shall have liability only for such period.

        SECTION 5.4 FUNDING LOSSES. If any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue, or extend any portion of the principal amount of any Revolving Loan) as a result of:

                (a) any repayment or prepayment of the principal amount of any Revolving Loan on a date other than the scheduled last day of the Interest Period whether pursuant to Section 4.1.1 or otherwise;

                (b) any conversion of the currency of any Revolving Loan on a date other than the scheduled last day of the Interest Period; or

                (c) any Revolving Loan not being made, continued, or converted in accordance with the Credit Extension Request therefor in the case of any Credit Extension Request as a consequence of any action taken, or failed to be taken, by any Obligor, then, upon the written notice of such Lender to the relevant Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall be rebuttable presumptive evidence of the amount of any such loss or expense that has been so incurred.

        SECTION 5.5 INCREASED CAPITAL COSTS. If any Regulatory Change affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its participation in this Agreement or the making, continuing, participating in or extending of any Credit Extension is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case, upon the relevant Borrower's receipt of written notice thereof from such Lender (with a copy to the Administrative Agent), such Borrower shall pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amounts (including calculations thereof in reasonable detail) shall be rebuttable, presumptive evidence of the additional amounts so owing. In determining such amount, such Lender may use any method of averaging and attribution that it shall deem applicable. Such Lender may demand payment for such additional amounts that have accrued only during the 360-day period immediately preceding the date of such written notice and such Borrower shall have liability only for such period.

        SECTION 5.6 DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, the Lenders shall be entitled to fund and maintain their funding of all or any part of their Revolving Loans and other Credit Extensions in any manner they elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to a Revolving Loan shall be made as if each Lender had actually funded and maintained each Revolving Loan through its Lending Office and through the purchase of deposits having a maturity corresponding to the maturity of such Revolving Loan. Any Lender may, if it so elects, fulfill any commitment or obligation to make or maintain

Revolving Loans or other Credit Extensions by causing a branch or affiliate to make or maintain such Revolving Loans or other Credit Extensions; provided that, in such event, such Revolving Loans or other Credit Extensions shall be deemed for the purposes of this Agreement to have been made by such Lender through its applicable Lending Office, and the obligation of a Borrower to repay such Revolving Loans shall nevertheless be to such Lender at its Lending Office and shall be deemed held by such Lender through its applicable Lending Office, to the extent of such Revolving Loan, for the account of such branch or affiliate. Notwithstanding the foregoing or the fact that different Affiliates for a Lender under this Agreement may have executed this Agreement or the Lender Assignment Agreement by which it has become a Lender under this Agreement, all of those Lending Offices and signatories shall be treated under the Loan Documents as but one Lender for purposes of calculations of Percentage, Commitment, Required Lenders, and modifications, amendments, waivers, consents, and approvals under
Section 11.1 and other provisions of the Loan Documents.

        SECTION 5.7 TAXES.

                (a) All payments by any Obligor of principal of, and interest and fees on, any Credit Extension and all other amounts payable hereunder or under any other Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes, and other taxes, fees, duties, withholdings, or other charges of any nature whatsoever imposed by any taxing authority with respect to such payments, but excluding franchise taxes and taxes imposed on or measured by any Lender Party's gross or net income, profits, or receipts, in each case imposed (i) by any taxing authority under the laws of which such Lender Party is organized or in which it maintains its applicable Lending Office or (ii) by reason of a present or former connection between the jurisdiction imposing such tax and such Lender Party or one of its applicable lending offices other than a connection arising solely from such Lender Party having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any of the other Loan Documents (such non-excluded items being called "Taxes") except to the extent required by law. In the event that any withholding or deduction from any payment to be made by any Obligor hereunder is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then such Obligor will:

                        (i) pay directly to the relevant authority the full
                amount required to be so withheld or deducted;

                        (ii) promptly forward to the relevant Lender Party an
                official receipt or other documentation satisfactory to such Lender Party evidencing such payment to such authority; and

                        (iii) pay directly to the relevant Lender Party for its
                own account such additional amount or amounts as is or are necessary to ensure that the net amount actually received by such Lender Party will equal the full amount such Lender Party would have received had no such withholding or deduction been required.

                (b) Moreover, if any Taxes are directly asserted against any Lender Party with respect to any payment received by such Lender Party hereunder, such Lender Party may pay such Taxes and the relevant Obligor will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender Party would have received had not such Taxes been asserted.

                (c) If the relevant Obligor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the relevant Lender Parties entitled thereto the required receipt or other required documentary evidence, such Obligor shall indemnify such Lender Parties for any incremental Taxes, interest or penalties that may become payable by any Lender Party as a result of any such failure.

                (d) The following provisions govern exceptions to the tax indemnification provisions of this Section 5.7 and related matters.

                        (i) In respect of its Credit Extensions to Micro, (A)
                each Lender Party organized under the laws of a jurisdiction outside the United States -- on or before the date of its execution and delivery of this Agreement (if an original signatory to this Agreement) or the date on which it otherwise becomes a Lender Party, on or before the date of any change in its Lending Office, and from time to time thereafter if requested in writing by Micro (but only so long as and to the extent that Lender Party remains lawfully able to do so) -- shall provide Micro and the Administrative Agent with either (I) two duly completed copies of either (1) Internal Revenue Service Form W-8BEN claiming eligibility of such Lender Party for the benefit of an exemption from United States withholding tax under an income tax treaty to which the United States is a party or
                (2) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form, or (II) in the case of a Lender Party who is not legally entitled to deliver either form listed in clause (i)(A), (1) a certificate to the effect that such Lender Party is not (x) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (y) a "10 percent shareholder" of the Obligor within the meaning of Section 881(c)(3)(B) of the Code or (z) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(A) of the Code (such certificate an "Exemption Certificate") and (2) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form and (B) each Lender Party who is a Non-Exempt U.S. Person, on or before the date of its execution and delivery of this Agreement (if an original signatory to this Agreement) or the date on which it becomes a Lender Party, on or before the date of any change in its Lending Office, and from time to time thereafter if requested in writing by Micro (but only so long as that Lender Party remains lawfully able to do so), shall provide Micro and the Administrative Agent with two duly completed copies of Internal Revenue Service Form W-9.

                        (ii) A Lender Party is not entitled to indemnification
                under this Section 5.7 with respect to the applicable Taxes for any period during which the Lender

                Party has failed to provide Micro and the Administrative Agent with the applicable U.S. Internal Revenue Service form if required under clause (i) above (unless that failure is due to a change in treaty, law, or regulation occurring after the date on which the applicable form originally was required to be provided or a redesignation of the Lender Party's Lending Office at the request of the relevant Obligor) in respect of U.S. withholding taxes.

                        (iii) Notwithstanding clause (ii) above to the contrary,
                if a Lender Party that is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to United States withholding tax because of its failure to deliver an Internal Revenue Service form required hereunder, then Micro shall take such steps as that Lender Party shall reasonably request to assist that Lender Party to recover the applicable withholding tax.

                (e) If any Obligor pays any additional amount under this Section
        5.7 (a "Tax Payment") and any Lender Party or Affiliate thereof effectively obtains a refund of Tax by reason of the Tax Payment (a "Tax Refund") and such Tax Refund is, in the reasonable judgment of such Lender Party or Affiliate, attributable to the Tax Payment, then such Lender Party, after receipt of such Tax Refund, shall promptly reimburse such Obligor for such amount as such Lender Party shall reasonably determine to be the proportion of the Tax Refund as will leave such Lender Party (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required; provided that no Lender Party shall be required to make any such reimbursement if it reasonably believes the making of such reimbursement would cause it to lose the benefit of the Tax Refund or would adversely affect in any other respect its tax position. Subject to the other terms hereof, any claim by a Lender Party for a Tax Refund shall be made in a manner, order and amount as such Lender Party determines in its sole and absolute discretion. No Lender Party shall be obligated to disclose information regarding its tax affairs or computations to any Obligor, it being understood and agreed that in no event shall any Lender Party be required to disclose information regarding its tax position that it deems to be confidential (other than with respect to the Tax Refund).

        SECTION 5.8 PAYMENTS. All payments by an Obligor pursuant to this Agreement or any other Loan Document, whether in respect of principal, interest, fees or otherwise, shall be made as set forth in this Section 5.8.

        SECTION 5.8.1 CREDIT EXTENSIONS.

                (a) All payments by an Obligor (whether in respect of principal, interest, fees or otherwise) pursuant to this Agreement or any other Loan Document with respect to Credit Extensions or any other amount payable hereunder shall be made by the relevant Borrower in the Available Currency in which the Obligation was denominated (the "Required Currency"). All such payments (other than fees payable pursuant to Section 4.3, which fees shall be paid by Micro or Coordination Center or the relevant Borrower to the Administrative Agent for the account of the relevant payee, Article V, Section 11.3 or 11.4) shall be made by the relevant Borrower to the Administrative Agent for the account of each Lender based upon its Percentage. All such payments required to be made to the Administrative Agent shall be made, without set-off, deduction or counterclaim, not later than 1:00 p.m., Applicable Time, on the date when due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the relevant Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall, except as otherwise required pursuant to clause (d) of the definition of Interest Period, be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

                (b) In the case of any payment made pursuant to the preceding clause (a) by a Borrower to the Administrative Agent, unless the Administrative Agent will have received notice from that Borrower prior to the date on which any such payment is due hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender. If that Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand any such amount distributed to the Lender to the extent that such amount was not paid by that Borrower to the Administrative Agent together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at an annual rate equal to the Administrative Agent's Cost of Funds.

        SECTION 5.9 SHARING OF PAYMENTS.

                (a) If any Lender Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 5.3, 5.4, 5.5 or 5.7) in excess of its pro rata share of payments obtained by all Lender Parties, such Lender Party shall purchase from the other Lender Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender Party to share the excess payment or other recovery ratably (to the extent such other Lender Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender Party, the purchase shall be rescinded and each Lender Party which has sold a participation to the purchasing Lender Party shall repay to the purchasing Lender Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender Party's ratable share (according to the proportion of (a) the amount of such selling Lender Party's required repayment to the purchasing Lender Party to (b) total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered.

                (b) The Borrowers agree that any Lender Party purchasing a participation from another Lender Party pursuant to this Section 5.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.10) with respect to such participation as fully as if such Lender Party were the direct creditor of the relevant Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Lender Party receives a secured claim in lieu of a setoff to which this Section
        5.9 applies, such Lender Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lender Parties entitled under this
        Section 5.9 to share in the benefits of any recovery on such secured claim.

        SECTION 5.10 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all balances, credits, accounts, moneys or deposits (general or special, time or demand, provisional or final but excluding, for the avoidance of doubt, any payment received pursuant to this Agreement by the Administrative Agent in its capacity qua Administrative Agent on behalf of the Lenders) at any time held and other indebtedness at any time due and owing by such Lender Party (in any currency and at any branch or office) to or for the credit or the account of any Obligor against any and all of the Obligations of such Obligor now or hereafter existing under this Agreement or any other Loan Document that are at such time due and owing, irrespective of whether or not such Lender Party shall have made any demand under this Agreement or such other Loan Document (other than any notice expressly required hereby). The rights of each Lender Party under this Section 5.10 are in addition to other rights and remedies (including other rights of set-off) which such Lender Party may have.

        SECTION 5.11 JUDGMENTS, CURRENCIES, ETC. The obligation of each Obligor to make payment of all Obligations in the Required Currency shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than the Required Currency, except to the extent such tender or recovery shall result in the actual receipt by the recipient at the office required hereunder of the full amount of the Required Currency expressed to be payable under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Obligor authorizes the Administrative Agent on any tender or recovery in a currency other than the Required Currency to purchase in accordance with normal banking procedures the Required Currency with the amount of such other currency so tendered or recovered. The obligation of each Obligor to make payments in the Required Currency shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the Required Currency of the amount (if any) by which such actual receipt shall fall short of the full amount of the Required Currency expressed to be payable under this Agreement or any other Loan Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or such other Loan Document.

        SECTION 5.12 REPLACEMENT OF LENDERS. Each Lender hereby severally agrees that if such Lender (a "Subject Lender") makes demand upon any Borrower for (or if any Borrower is otherwise required to pay) amounts pursuant to Section 4.2.6, 5.3, 5.5, or 5.7, or if the obligation of such Lender to make Loans is suspended pursuant to Section 5.1(a), such Borrower may, so long as no Event of Default shall have occurred and be continuing, replace such Subject Lender with an Eligible Assignee pursuant to an assignment in accordance with Section 11.11.1; provided that (i) such Eligible Assignee shall be subject to the approval of the Administrative Agent and the Issuer as required by the definition of "Eligible Assignee", and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its applicable Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.2.6, 5.3, 5.5, and 5.7), owing to such Subject Lender hereunder. Upon the effective date of such assignment, such designated financial institution shall become a Lender for all purposes under this Agreement and the other Loan Documents.

        SECTION 5.13 CHANGE OF LENDING OFFICE. If Micro or any other Obligor is required to pay additional amounts to or for the account of any Lender Party pursuant to Section 4.2.6, 5.3, 5.5, or 5.7, or if the obligation of any Lender to make or continue Loans is suspended pursuant to Section 5.1(a), then such Lender Party will change the jurisdiction of its Lending Office if, in the judgment of such Lender Party, such change (a) will eliminate or reduce any such additional payment which may thereafter accrue or will avoid such suspension and
(b) is not otherwise disadvantageous to such Lender Party.

        SECTION 5.14 EUROPEAN MONETARY UNION. If and to the extent that any provision of this Section 5.14 relates to any state (or the currency of such state) that is not a Participating Member State on the Effective Date, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

                (a) An amount denominated in the National Currency Unit of a Participating Member State shall be redenominated into Euro in accordance with EMU Legislation and paid by the debtor either in the Euro Unit or in that National Currency Unit and an amount denominated in the Euro Unit shall be paid by the debtor in the Euro Unit unless EMU Legislation provides otherwise; provided, that if and to the extent that any EMU Legislation provides that an amount denominated either in the Euro or in the National Currency Unit of a Participating Member State and payable within the Participating Member State by crediting an account of the creditor can be paid by the debtor either in the Euro Unit or in that National Currency Unit, any party to this Agreement shall be entitled to pay or repay any such amount either in the Euro Unit or in such National Currency Unit.

                (b) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that is or becomes a Participating Member State shall be inconsistent with any convention or practice in the London, England interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State.

                (c) Without prejudice to the respective liabilities of each Borrower to the Lenders, the Issuer and the Administrative Agent under or pursuant to this Agreement, except as expressly provided in this clause (c), each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent in consultation with Micro may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.

                                   ARTICLE VI

                     CONDITIONS TO MAKING CREDIT EXTENSIONS
                       AND ACCESSION OF ACCEDING BORROWERS

        SECTION 6.1 INITIAL CREDIT EXTENSION. The obligation of each Lender and, if applicable, any Issuer to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

        SECTION 6.1.1 RESOLUTIONS, ETC. The Administrative Agent will have received from each Obligor a certificate, dated the Effective Date and with counterparts for each Lender, duly executed and delivered by the Secretary, Assistant Secretary, or other authorized representative of such Obligor as to:

                (a) resolutions of its Board of Directors or its Executive Committee, as the case may be, then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it and in addition, in respect of Coordination Center, (i) resolutions of its General Shareholders Meeting specifically approving, for the purposes of article 556 of the Belgian Company Code, Section 8.1.12, Sections 9.1.4 and 9.3 (to the extent they apply to Section 8.1.12) and, insofar as required, Section 9.1.8 and
        (ii) evidence of the filing of such resolution with the clerk office at the commercial court of Brussels;

                (b) the incumbency and signatures of those of its officers authorized to act as Authorized Persons for it with respect to this Agreement and each other Loan Document to be executed by it; and

                (c) the Organic Documents of such Obligor (including, without limitation, with respect to Micro, any amendments, modifications, or supplements to the Board Representation Agreement since May 30, 2002;

upon which certificate each Lender may conclusively rely until the Administrative Agent shall have received a further certificate of the Secretary of the relevant Obligor canceling or amending such prior certificate. In addition, each Obligor shall, where applicable, have delivered to the Administrative Agent a good standing certificate from the relevant governmental regulatory institution of its jurisdiction of incorporation, each such certificate to be dated a date reasonably near (but prior to) the Effective Date.

        SECTION 6.1.2 EFFECTIVE DATE CERTIFICATE. The Administrative Agent shall have received, with counterparts for each Lender, the Effective Date Certificate, dated the Effective Date and duly executed and delivered by the chief executive officer, an Authorized Person or the Treasurer of Micro.

        SECTION 6.1.3 MICRO GUARANTY. The Administrative Agent shall have received, with counterparts for each Lender, the Micro Guaranty in effect as of the Effective Date, dated the date hereof, duly executed and delivered by an Authorized Person of Micro.

        SECTION 6.1.4 FINANCIAL INFORMATION, ETC. The Administrative Agent shall have received true and correct copies for each Lender, of:

                (a) audited consolidated financial statements of Micro and its Consolidated Subsidiaries for the 2001 Fiscal Year, prepared in accordance with GAAP free of any Impermissible Qualifications; and

                (b) unaudited consolidated financial statements for Micro and its Consolidated Subsidiaries for the first three Fiscal Periods of the 2002 Fiscal Year, prepared in accordance with GAAP.

        SECTION 6.1.5 CONSENTS, ETC. The Administrative Agent shall have received evidence satisfactory to it as to the receipt by each Obligor of any necessary consents or waivers under any agreement applicable to such Obligor in order to enable such Obligor to enter into this Agreement and any other Loan Document, to perform its obligations hereunder and thereunder and, in the case of each Borrower, to obtain Credit Extensions hereunder.

        SECTION 6.1.6 CLOSING FEES, EXPENSES, ETC. The Administrative Agent, its counsel, and each Joint Lead Arranger shall have received payment in full of all fees, costs, and expenses under Sections 4.3 and 11.3 to the extent (a) then due and payable and (b) unless an amount is otherwise provided by the Loan Documents or the Fee Letter and without waiving the right for subsequent reimbursement in accordance with the Loan Documents, to the extent that a reasonably detailed invoice is presented to Micro no later than two Business Days prior to the Effective Date.

        SECTION 6.1.7 OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions of counsel, dated the Effective Date and addressed to the Administrative Agent and all the Lenders, from:

                (a) Lily Arevalo, Senior Corporate Counsel of Micro, covering the matters set forth in Exhibit K attached hereto;

                (b) Davis Polk & Wardwell, special New York counsel to Micro, covering the matters set forth in Exhibit L attached hereto; and

                (c) Baker & McKenzie, special Belgian counsel to Coordination Center, covering the matters set forth in Exhibit M attached hereto.

        SECTION 6.1.8 SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant to this Article VI by or on behalf of each Obligor shall be satisfactory in form and substance to the Administrative Agent (who may rely upon the advice of its legal counsel with respect to legal matters in making such determination), and the Administrative Agent shall have received such additional information, approvals, opinions, documents, or instruments as the Administrative Agent or the Required Lenders may reasonably request.

        SECTION 6.1.9 TERMINATION OF UNCOMMITTED LC FACILITY. The Administrative Agent shall have received evidence that the $50,000,000 uncommitted standby letter of credit line dated as of October 19, 2001, as amended as of July 30, 2002 between Micro, certain of its Subsidiaries and Scotia Capital has been, or will be, concurrently with the Effective Date, terminated in accordance with its terms.

        SECTION 6.2 ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the additional conditions precedent set forth in this Section 6.2.

        SECTION 6.2.1 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to such Credit Extension other than any continuation or conversion (except as otherwise set forth in the initial proviso to this section) of a Borrowing (but, if any Default of the nature referred to in
Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of such Credit Extension to such other Indebtedness), the following statements shall be true and correct:

                (a) the representations and warranties of each Obligor set forth in Article VII (excluding, however, those contained in Section 7.8) and in any other Loan Document shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); provided that if any of the financial statements delivered pursuant to clause (b) of Section 8.1.1 do not present fairly the consolidated financial condition of the Persons covered thereby as of the dates thereof and the results of their operations for the periods then ended and Micro subsequently delivers one or more financial statements pursuant to clause (a) or (b) of
        Section 8.1.1 which, in the opinion of the Required Lenders, effectively cures any omission or misstatement contained in such prior delivered financial statement, then the representation and warranty contained in
        Section 7.6 as it relates to such prior delivered financial statement shall be deemed satisfied for purposes hereof (it being understood and agreed that such subsequent delivered financial statements shall be deemed to have cured such earlier delivered inaccurate financial statements unless the Required Lenders raise an objection with respect thereto);

                (b) except as disclosed in Item 7.8 (Litigation) of the Disclosure Schedule:

                        (i) no labor controversy, litigation, arbitration or
                governmental investigation or proceeding shall be pending or, to the knowledge of any Obligor, threatened against any Obligor, or any of their respective Consolidated Subsidiaries in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect or that would affect the legality, validity or enforceability of this Agreement or any other Loan Document; and

                        (ii) no development shall have occurred in any labor
                controversy, litigation, arbitration or governmental investigation or proceeding so disclosed in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect;

                (c) no Default shall have occurred and be continuing, and no Obligor, nor any of their respective Subsidiaries, shall be in violation of any law or governmental regulation or court order or decree which, singly or in the aggregate, results in, or would reasonably be expected to result in, a Material Adverse Effect; and

                (d) the Outstanding Credit Extensions of all the Lenders do not exceed the Total Credit Commitment Amount (as such amount may be reduced from time to time pursuant to Section 2.2);

provided that in the case of any continuation or conversion of a Borrowing, no Event of Default shall have occurred and be continuing.

        SECTION 6.2.2 CREDIT EXTENSION REQUEST. In the case of any Credit Extension the Administrative Agent shall have received the relevant Credit Extension Request in a timely manner as herein provided for such Credit Extension. Delivery of a Credit Extension Request and the acceptance by Micro or any other Borrower of the proceeds of any Credit Extension shall constitute a representation and warranty by each Obligor that, on the date of making such Credit Extension (both immediately before and after giving effect to the making of such Credit Extension and the application of the proceeds thereof), the statements made in Section 6.2.1 are true and correct.

        SECTION 6.3 ACCEDING BORROWERS. Subject to the prior or concurrent satisfaction of the conditions precedent set forth in this Section 6.3, any Subsidiary of Micro may become a party hereto and a Borrower and an Obligor hereunder subsequent to the Effective Date (each such Subsidiary of Micro, an "Acceding Borrower"), entitled to all the rights and subject to all the obligations incident thereto.

        SECTION 6.3.1 RESOLUTIONS, ETC. The Administrative Agent shall have received from such Acceding Borrower a certificate, dated the date such Acceding Borrower is accepted by the Administrative Agent as a Borrower hereunder and with counterparts for each Lender, duly executed and delivered by the Secretary, Assistant Secretary or other authorized representative of such Acceding Borrower as to:

                (a) resolutions of its Board of Directors or its Executive Committee, as the case may be, then in full force and effect authorizing the execution, delivery and performance of this Agreement and the Additional Guaranty (if any) and each other Loan Document to be executed by it and, in respect of an Aceeding Borrower incorporated under the laws of Belgium, a resolution of its General Shareholders Meeting specifically approving, for the purposes of article 556 of the Belgian Company Code, Section 8.1.12, Sections 9.1.4 and 9.3 (to the extent they apply to Section 8.1.12) and, insofar as required, Section 9.1.8 and
        (ii) evidence of the filing of such resolution with the clerk office at the commercial court where its registered office is located;

                (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and the Additional Guaranty (if any) and each other Loan Document to be executed by it; and

                (c) the Organic Documents of such Acceding Borrower,

upon which certificate each Lender may conclusively rely until the Administrative Agent shall have received a further certificate of the Secretary of such Acceding Borrower canceling or amending such prior certificate. In addition, each Acceding Borrower shall have delivered to the Administrative Agent a good standing certificate from the relevant governmental regulatory institution of its jurisdiction of organization, each such certificate to be dated a date reasonably near (but prior to) the date such Acceding Borrower becomes a Borrower hereunder.

        SECTION 6.3.2 DELIVERY OF ACCESSION REQUEST AND ACKNOWLEDGMENT. The Administrative Agent shall have received (a) an original Accession Request and Acknowledgment duly completed and executed and delivered by such Acceding Borrower and (b) originals of any other instruments evidencing accession of such Acceding Borrower hereunder as the Administrative Agent may reasonably request, in each case effective as of the date such Acceding Borrower becomes a Borrower hereunder.

        SECTION 6.3.3 GUARANTIES, ETC. If such Acceding Borrower has not previously delivered an Additional Guaranty pursuant to Section 8.1.10(a), and such Acceding Borrower is a Material Subsidiary, then the Administrative Agent shall have received, with counterparts for each Lender (a) an Additional Guaranty executed by such Acceding Borrower, in effect as of the date such Acceding Borrower becomes a Borrower hereunder, duly executed and delivered by an Authorized Person of such Acceding Borrower; provided that if such Acceding Borrower is a Foreign Subsidiary, such Acceding Borrower shall not be required to deliver such Additional Guaranty if and to the extent Micro, in consultation with the Administrative Agent, reasonably determines that adverse tax consequences would result therefrom, and (b) such documents as are required by
Section 8.1.11, in each case effective with respect to such Acceding Borrower as of the date such Acceding Borrower becomes a Borrower hereunder.

        SECTION 6.3.4 COMPLIANCE CERTIFICATE. The Administrative Agent shall have received with counterparts for each Lender, a Compliance Certificate from Micro, dated the date such Acceding Borrower becomes a Borrower hereunder.

        SECTION 6.3.5 CONSENTS, ETC. The Administrative Agent shall have received evidence satisfactory to it as to the receipt by such Acceding Borrower of any necessary consents or waivers under any agreement applicable to such Acceding Borrower in order to enable such Acceding Borrower to enter into this Agreement and any other Loan Document, to perform its obligations hereunder and thereunder and to obtain Credit Extensions hereunder.

        SECTION 6.3.6 OPINIONS OF COUNSEL. The Administrative Agent shall have received an opinion of counsel, dated the date such Acceding Borrower becomes a Borrower hereunder and addressed to the Agents and all the Lenders, from the Senior Corporate Counsel of Micro, or such other counsel as shall be reasonably satisfactory to the Administrative Agent, covering the matters set forth in Exhibit K attached hereto as to such Acceding Borrower.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Lender Parties to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants unto the Administrative Agent and each Lender with respect to itself and the other Obligors as set forth in this Article VII.

        SECTION 7.1 ORGANIZATION, ETC. Each of the Obligors and each of the respective Subsidiaries is a company or corporation, as the case may be, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify and to maintain such good standing, singularly or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits, authorizations and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, excluding any such governmental licenses, permits or other approvals in respect of which the failure to so obtain, hold or maintain has not caused, and would not reasonably be expected to result in, a Material Adverse Effect.

        SECTION 7.2 DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by each Obligor of this Agreement and each other Loan Document executed or to be executed by it are within such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not:

                (a) contravene such Obligor's Organic Documents;

                (b) contravene any law or governmental regulation or court decree or order binding or affecting such Obligor; or

                (c) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties.

Micro and each of its Subsidiaries is, and after giving effect to any Borrowing or issuance of any Letter of Credit under this Agreement will be, in compliance with the limits described in the resolutions of Micro's board of directors delivered pursuant to Section 6.3.1.

        SECTION 7.3 NO DEFAULT. None of the Obligors, nor any of their respective Subsidiaries, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, or in any indenture, loan agreement, or other agreement, in connection with or as a result of which default there exists a reasonable possibility that a Material Adverse Effect could arise. The execution, delivery and performance by each Obligor of this Agreement and each other Loan Document executed or to be executed by such Obligor will not conflict with, or constitute a breach of, or a default under, any such bond, debenture, note, indenture, loan agreement or other agreement to which any Obligor or any of their respective Subsidiaries is a party or by which it is bound, in connection with, or as a result of which, conflict, breach or default, there exists a reasonable possibility that a Material Adverse Effect could arise.

        SECTION 7.4 GOVERNMENT APPROVAL, REGULATION, ETC. No action by, and no notice to or filing with, any governmental authority or regulatory body or other Person and no payment of any stamp or similar tax, is required for the due execution, delivery, or performance by any Obligor of this Agreement or any other Loan Document to which it is a party. No Obligor (nor any of its Subsidiaries) is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 7.5 VALIDITY, ETC. This Agreement constitutes, and each other Loan Document executed by any Obligor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of each Obligor party thereto, enforceable against such Obligor in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally or by general principles of equity.

        SECTION 7.6 FINANCIAL INFORMATION. The financial statements of Micro and its Consolidated Subsidiaries to be delivered pursuant to Section 6.1.4 will have been prepared in accordance with GAAP and present fairly (subject, in the case of such financial statements delivered pursuant to clause (b) thereof (which financial statements, in accordance with Section 1.4(a), are not required to contain certain footnote disclosures required by GAAP), to ordinary year-end adjustments) the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All the financial statements delivered pursuant to clauses (a) and (b) of
Section 8.1.1 have been and will be prepared in accordance with GAAP consistently applied, and do or will present fairly (subject, in the case of such financial statements delivered pursuant to clause (b) thereof (which financial statements, in accordance with Section 1.4(a), are not required to contain certain footnote disclosures required by GAAP), to ordinary year-end adjustments) the consolidated financial condition of the Persons covered thereby as of the dates thereof and the results of their operations for the periods then ended.

        SECTION 7.7 NO MATERIAL ADVERSE EFFECT. Since December 31, 2001, there has been no event or events which, singly or in the aggregate, has or have resulted, or is or are reasonably likely to result, in a Material Adverse Effect.

        SECTION 7.8 LITIGATION, LABOR CONTROVERSIES, ETC. Except as disclosed in
Item 7.8 (Litigation) of the Disclosure Schedule, there is no pending or, to the knowledge of any Obligor, threatened litigation, action, proceeding or labor controversy affecting any Obligor, or any of their respective Subsidiaries, or any of their respective properties, businesses, assets or revenues, in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect or that would affect the legality, validity or enforceability of this Agreement or any other Loan Document.

        SECTION 7.9 SUBSIDIARIES. As of the date hereof, Micro has no Subsidiaries, except those Subsidiaries which are identified in Item 7.9 (Existing Subsidiaries) of the Disclosure Schedule and certain other Subsidiaries that are shell corporations that do not conduct any business and do not in the aggregate have a net worth exceeding $1,000,000.

        SECTION 7.10 OWNERSHIP OF PROPERTIES. Each Obligor and each of their respective Subsidiaries owns good and marketable title (or their respective equivalents in any applicable jurisdiction) to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens, charges or claims except as permitted pursuant to Section 8.2.2, except where such failure or failures to own, singly or in the aggregate, has not resulted in, or would not reasonably be expected to result in, a Material Adverse Effect.

        SECTION 7.11 TAXES. Each Obligor and each of their respective Subsidiaries has filed all material tax returns and reports it reasonably believes are required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except as disclosed in Item 7.11 (Taxes) of the Disclosure Schedule and except for any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that, with respect to any Subsidiary that is not a Material Subsidiary, this representation and warranty shall be satisfied if the tax returns or reports not so filed or the taxes or governmental charges owing by each such Subsidiary are not with respect to any income, sales or use tax and the amount so owing (or which would be so owing if such tax returns or reports were duly filed) with respect to all such Subsidiaries, does not exceed in the aggregate $1,000,000 at any time and with respect to which no Material Subsidiary may be liable for payment of such amount.

        SECTION 7.12 PENSION AND WELFARE PLANS. Except to the extent that any such termination, liability, penalty or fine would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect (a) during the twelve-consecutive-month period prior to the date hereof and prior to the date of any Credit Extension hereunder, except as disclosed in Item 7.12 (Employee Benefit Plans) of the Disclosure Schedule, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Obligor or any member of the related Controlled Group of any material liability with respect to any contribution thereto, fine or penalty, and (c) except as disclosed in Item 7.12 (Employee Benefit Plans) of the Disclosure Schedule, neither any Obligor nor any member of the related Controlled Group has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

        SECTION 7.13 ENVIRONMENTAL WARRANTIES.

                (a) Each Obligor and each of their respective Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each Obligor and each of their respective Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any plan, judgment, injunction, notice or demand letter issued, entered or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of any Obligor, threatened by any governmental or other entity with respect to any alleged failure by any Obligor or any of their respective Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of any Obligor or any of their respective Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by any Obligor or any of their respective Subsidiaries, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

        SECTION 7.14 OUTSTANDING INDEBTEDNESS. As of September 28, 2002, neither Micro nor any of its Subsidiaries had any outstanding Indebtedness other than Indebtedness disclosed in Item 7.14 (Outstanding Indebtedness) of the Disclosure Schedule and Indebtedness that could be incurred pursuant to Section 8.2.1(a)(ii).

        SECTION 7.15 ACCURACY OF INFORMATION.

                (a) Except as provided in clause (b) below, all factual information furnished by or on behalf of any Obligor to any Lender Party for purposes of or in connection with this Agreement or any other Loan Document or any transaction contemplated hereby or thereby is, when taken as a whole, to the best of the knowledge of each Borrower, and all other factual information hereafter furnished by or on behalf of any Obligor to any Lender Party will be, when taken as a whole, to the best of the knowledge of each Borrower, true and accurate in all material respects on the date as of which such information is dated or certified and (in the case of any such information furnished prior to the date hereof) as of the date hereof (unless such information relates to an earlier date, in which case such information, when taken as a whole, shall be true and accurate in all material respects as of such earlier date), and is not, or shall not be, as the case may be, when taken as a whole, incomplete by omitting to state any material fact necessary to make such information not misleading.

                (b) The information (i) in any financial projections furnished under this Agreement is and will be based upon assumptions and information believed by Micro to be reasonable and (ii) furnished with express written disclaimers with regard to the accuracy of that information, is and shall be subject to those disclaimers.

        SECTION 7.16 PATENTS, TRADEMARKS, ETC. Each Obligor and each of their respective Subsidiaries owns and possesses, or has a valid and existing license of, or other sufficient interest in, all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as is necessary for the conduct of the business of each such Obligor or its Subsidiaries as now conducted, without, to the best of the knowledge of each such Obligor, any infringement upon rights of other Persons, which infringement results in or would reasonably be expected to result in a Material Adverse Effect, and there is no license or other interest or right, the loss of which results in, or would reasonably be expected to result in, a Material Adverse Effect.

        SECTION 7.17 MARGIN STOCK. No part of the proceeds of any Credit Extension shall be used at any time by any Obligor or any of their respective Subsidiaries for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulation U (as amended, modified, supplemented or replaced and in effect from time to time, "Regulation U") or Regulation X (as amended, modified, supplemented or replaced and in effect from time to time, "Regulation X") promulgated by the F.R.S. Board of Governors of the Federal Reserve System (together with any successor thereto, the "F.R.S. Board") or to extend credit to others for the purpose of purchasing or carrying any Margin Stock if any such use or extension of credit described in this Section 7.17 would cause any of the Lender Parties to violate the provisions of Regulation U or Regulation X. Neither any Obligor nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such Margin Stock within the meaning of Regulation U or Regulation X. Not more than 25% of the value of the assets of any Obligor or any Subsidiary of any Obligor is, as of the date hereof, represented by Margin Stock. No part of the proceeds of any Credit Extension will be used by any Obligor or any of their respective Subsidiaries for any purpose which violates, or which is inconsistent with, any regulations promulgated by the F.R.S. Board, including Regulation U or Regulation X.

                                  ARTICLE VIII

                                    COVENANTS

        SECTION 8.1 AFFIRMATIVE COVENANTS. Each Borrower agrees with the Agents and each Lender that, until all the Commitments have terminated and all Obligations have been paid and performed in full, each Borrower will perform its respective obligations set forth in this Section 8.1.

        SECTION 8.1.1 FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. Micro will furnish, or will cause to be furnished, to each Lender Party (1) promptly after filing, copies of each Form 10-K, Form 10-Q, and Form 8-K (or any respective successor forms) filed with the Securities and Exchange Commission (or any successor authority) or any national securities exchange (including, in each case, any exhibits thereto requested by any Lender Party), and (2) to the extent not disclosed in such Forms 10-K, Forms 10-Q, and Forms 8-K (or respective successor forms) for the applicable period, copies of the following financial statements, reports, notices and information:

                (a) as soon as available and in any event within 90 days after the end of each Fiscal Year of Micro, a copy of the annual audit report for such Fiscal Year for Micro and its Consolidated Subsidiaries, including therein consolidated balance sheets of Micro and its Consolidated Subsidiaries as of the end of such Fiscal Year and consolidated statements of income, stockholders' equity and cash flow of Micro and its Consolidated Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form, the figures for the preceding Fiscal Year, in each case certified (without any Impermissible Qualification, except that (i) qualifications relating to pre-acquisition balance sheet accounts of Person(s) acquired by Micro or any of its Subsidiaries and (ii) statements of reliance in the auditor's opinion on another accounting firm shall not be deemed an Impermissible Qualification) in a manner satisfactory to the Securities and Exchange Commission (under applicable United States securities law) by PricewaterhouseCoopers, LLP or its successors or other independent public accountants of national reputation;

                (b) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Periods occurring during any Fiscal Year of Micro, a copy of the unaudited consolidated financial statements of Micro and its Consolidated Subsidiaries, consisting of (i) a balance sheet as of the close of such Fiscal Period and (ii) related statements of income and cash flows for such Fiscal Period and from the beginning of such Fiscal Year to the end of such Fiscal Period, in each case certified by an officer who is an Authorized Person of Micro as to
        (A) being a complete and correct copy of such financial statements which have been prepared in accordance with GAAP consistently applied as provided in Section 1.4, and (B) presenting fairly the financial position of Micro and its Consolidated Subsidiaries;

                (c) at the time of delivery of each financial statement required by clause (a) or (b) above (or Form 10-Q or 10-K in lieu thereof), a certificate signed by an Authorized Person of Micro stating that no Default has occurred and is continuing (or if a Default has occurred and is continuing, and without prejudice to any rights or remedies of any Lender Party hereunder in connection therewith, a statement of the nature thereof and the action which Micro has taken or proposes to take with respect thereto);

                (d) at the time of delivery of each financial statement required by clause (a) or (b) above (or Form 10-Q or 10-K in lieu thereof), a Compliance Certificate showing compliance with the financial covenants set forth in Section 8.2.3;

                (e) notice of, as soon as possible after (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy disclosed in Item 7.8 (Litigation) of the Disclosure Schedule, or (ii) the commencement of any labor controversy, litigation, action, or proceeding of the type described in
        Section 7.8;

                (f) promptly after the filing thereof, copies of any registration statements (other than the exhibits thereto and excluding any registration statement on Form S-8 and any other registration statement relating exclusively to stock, bonus, option, 401(k) and other similar plans for officers, directors, and employees of Micro or any of its Subsidiaries);

                (g) immediately upon becoming aware of the institution of any steps by any Obligor or any other Person to terminate any Pension Plan other than pursuant to Section 4041(b) of ERISA, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(t) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any other event with respect to any Pension Plan which, in any such case, results in, or would reasonably be expected to result in, a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

                (h) as soon as possible, and in any event within three Business Days after becoming aware of the occurrence of a Default or any inaccuracy in the financial statements delivered pursuant to clause (a) or (b) above if the result thereof is not to present fairly the consolidated financial condition of the Persons covered thereby as of the dates thereof and the results of their operations for the periods then ended, a statement of an Authorized Person of Micro setting forth the details of such Default or inaccuracy and the action which Micro has taken or proposes to take with respect thereto;

                (i) in the case of each Borrower, promptly following the consummation of any transaction described in Section 8.2.5, a description in reasonable detail regarding the same;

                (j) as soon as available, and in any event by March 1 of each Fiscal Year (commencing with Fiscal Year 2003), a copy of Micro's business and financial plan for Micro and its Subsidiaries for such Fiscal Year, which shall in any event include (i) on a quarterly basis projected balance sheets and income statements and (ii) a description of the material assumptions used in preparing such plan, together with projected cash flows for each such period; and

                (k) such other information respecting the condition or operations, financial or otherwise, of each Borrower, or any of their respective Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

        SECTION 8.1.2 COMPLIANCE WITH LAWS, ETC. Each Borrower will (and each Borrower will cause each of its Subsidiaries to) comply in all respects with all applicable laws, rules, regulations and orders the noncompliance with which results in, or would reasonably be expected to result in, a Material Adverse Effect, such compliance to include (without limitation):

                (a) except as may be otherwise permitted pursuant to Section 8.2.5, the maintenance and preservation of its corporate existence (and in the case of Coordination Center, its status as a coordination center) in accordance with the laws of the jurisdiction of its incorporation and qualification as a foreign corporation (subject to the materiality standard referred to above); and



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                (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that with respect to any Subsidiary that is not a Material Subsidiary this covenant shall be satisfied if the taxes, assessments or other governmental charges owing by each such Subsidiary (i) is not with respect to any income, sales or use tax and (ii) the amount so owing with respect to all such Subsidiaries does not exceed in the aggregate $1,000,000 at any time.

        SECTION 8.1.3 MAINTENANCE OF PROPERTIES. Each Borrower will (and each Borrower will cause each of its Subsidiaries to) maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, unless such Borrower or such Subsidiary determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

        SECTION 8.1.4 INSURANCE. Each Borrower will (and each Borrower will cause each of its Subsidiaries to) maintain, or cause to be maintained with responsible insurance companies or through such Borrower's own program of self-insurance, insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Person of such Borrower setting forth the nature and extent of all insurance maintained by such Borrower and each of its Subsidiaries in accordance with this Section 8.1.4.

        SECTION 8.1.5 BOOKS AND RECORDS. Each Borrower will (and each Borrower will cause each of its Subsidiaries to) keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender, or any of their respective representatives, at reasonable times and intervals and upon reasonable advance notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants (and each Borrower hereby authorizes such independent public accountants to discuss the financial matters of such Borrower and its Subsidiaries with the Administrative Agent and each Lender or its representatives whether or not any representative of such Borrower is present; provided that an officer of such Borrower is afforded a reasonable opportunity to be present at any such discussion) and to examine any of its relevant books or other corporate records. Micro will pay all expenses associated with the exercise of any Lender Party's rights pursuant to this
Section 8.1.5 at any time during the occurrence and continuance of any Event of Default.

        SECTION 8.1.6 ENVIRONMENTAL COVENANT. Each Borrower will (and each Borrower will cause each of its Subsidiaries to):

                (a) use and operate all of its facilities and properties in compliance with all Environmental Laws which, by their terms, apply to such use and operation, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all



                                      -59-
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        Hazardous Materials in compliance with all Environmental Laws which, by their terms, apply to such Hazardous Materials, in each case so that the non-compliance with any of the foregoing does not result in, or would not reasonably be expected to result in, either singly or in the aggregate, a Material Adverse Effect;

                (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which, singly or in the aggregate, result in, or would reasonably be expected to result in, a Material Adverse Effect, and shall promptly cure and have dismissed with prejudice any actions and proceedings relating to compliance with Environmental Laws where the failure to so cure or have dismissed, singularly or in the aggregate, results in, or would reasonably be expected to result in, a Material Adverse Effect (it being understood that this clause (b) shall not be construed to restrict any Borrower or any of its Subsidiaries from challenging or defending any such action or proceeding which it, in its sole discretion, deems advisable or necessary); and

                (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 8.1.6.

        SECTION 8.1.7 USE OF PROCEEDS. Each Borrower shall apply the proceeds of each Credit Extension in accordance with the last recital of this Agreement and shall not use directly any such proceeds to repay the 9.875% Senior Subordinated Notes due 2008 issued by Micro or any other issuance of Indebtedness issued by Micro or any of its Subsidiaries which, by its terms, is subordinate in right of payment to the Obligations.

        SECTION 8.1.8 PARI PASSU. Each Borrower shall ensure that such Borrower's Obligations rank at least pari passu with all other senior unsecured Indebtedness of such Borrower.

        SECTION 8.1.9 GUARANTEE OR SURETYSHIP. If any Borrower or any of its Subsidiaries becomes a party to any contract of guarantee or suretyship which would constitute Indebtedness, or if any of its assets becomes subject to such a contract, that contract will be disclosed in the next financial information to be provided by Micro pursuant to clause (c) of Section 8.1.1; provided that any failure to comply with the disclosure obligations of this Section 8.1.9 shall not constitute a Default unless the existence of the contract or contracts of guarantee or suretyship which Micro fails to disclose would result in a Default under clause (b) of Section 8.2.3.

        SECTION 8.1.10 ADDITIONAL GUARANTY.

                (a) Micro may cause any of its Subsidiaries to execute and deliver from time to time in favor of the Lender Parties an Additional Guaranty for the repayment of the Obligations.

                (b) Concurrently when or promptly after any of its Subsidiaries (other than any Foreign Subsidiary if and to the extent Micro, in consultation with the Administrative Agent, reasonably determines that adverse tax consequences would result therefrom)



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        either guarantees any Indebtedness of Micro or any other Obligor or satisfies (at any time) the requirements hereunder which describe a Material Subsidiary, Micro shall cause that Subsidiary (other than Coordination Center) to (i) execute and deliver in favor of the Lender Parties an Additional Guaranty for the repayment of the Obligations which Additional Guaranty (including, without limitation, any Additional Guaranty executed and delivered by an Acceding Borrower pursuant to
        Section 6.3.3) shall be in substantially the form of Exhibit I attached hereto, shall be governed by the laws of the State of New York, and shall contain such other terms and provisions as the Administrative Agent determines to be necessary or appropriate (after consulting with legal counsel) in order that such Additional Guaranty complies with local laws, rules, and regulations and is fully enforceable (at least to the extent of the form of Additional Guaranty attached as Exhibit I) against such Additional Guarantor.

        SECTION 8.1.11 INTRA-GROUP AGREEMENT, ETC. In the event any Subsidiary of Micro enters into an Additional Guaranty pursuant to Section 6.3.3 or 8.1.10, an Authorized Person of such Subsidiary shall (a) in the event such Subsidiary is the first Subsidiary of Micro to enter into an Additional Guaranty, together with an Authorized Person of Micro, execute and deliver to the Administrative Agent (with counterparts for each Lender) the Intra-Group Agreement or (b) in the event the Intra-Group Agreement has previously been so executed and delivered and is then in effect, execute and deliver to the Administrative Agent (with counterparts for each Lender) such instruments and documents evidencing accession of such Subsidiary under the Intra-Group Agreement then in effect as the Administrative Agent may reasonably request. Except to add additional Subsidiaries of Micro as parties thereto, the terms of the Intra-Group Agreement shall not be amended or otherwise modified without the prior consent of the Administrative Agent on behalf of and as directed by the Required Lenders, such consent not to be unreasonably withheld. In addition, no Person a party to the Intra-Group Agreement shall assign any of its rights or obligations thereunder without the prior consent of the Administrative Agent, such consent not to be unreasonably withheld.

        SECTION 8.1.12 OWNERSHIP OF BORROWERS. Micro shall at all times, directly or indirectly, hold 100% of the equity (or similar) interests of each Borrower (other than itself).

        SECTION 8.2 NEGATIVE COVENANTS. Each Borrower agrees with the Agents and each Lender that, until all the Commitments have terminated and all Obligations have been paid and performed in full, each Borrower will perform its respective obligations set forth in this Section 8.2.

        SECTION 8.2.1 RESTRICTION ON INCURRENCE OF INDEBTEDNESS.

                (a) No Borrower will (and no Borrower will permit any of its Subsidiaries to) create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than the following:

                        (i) Any Indebtedness arising in respect of the Credit
                Extensions;

                        (ii) Indebtedness existing as of September 28, 2002, or
                incurred pursuant to commitments or lines of credit in effect as of September 28, 2002, (or



                                      -61-
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                any renewal or replacement thereof, so long as such renewals or replacements do not increase the amount of such Indebtedness or such commitments or lines of credit), in any case identified in
                Item 8.2.1(a)(ii) (Ongoing Indebtedness) of the Disclosure Schedule; and

                        (iii) additional Indebtedness if after giving effect to
                the incurrence thereof the Borrowers are in compliance with
                Section 8.2.3, calculated as of the date of the incurrence of such additional Indebtedness, on a pro forma basis;

        provided that, notwithstanding the foregoing, Coordination Center shall not, at any time, create, incur, assume or suffer to exist or otherwise become liable in respect of any Indebtedness that is senior in right of payment to its Obligations hereunder.

                (b) Micro will not at the end of any Fiscal Period permit (i) Total Indebtedness of Subsidiaries (other than Indebtedness of any Guarantor under any Loan Document and Indebtedness constituting Acquired Existing Debt and Liens) to exceed 20% of Consolidated Tangible Net Worth, or (ii) Section 8.2.2(m) to be violated.

        SECTION 8.2.2 RESTRICTION ON INCURRENCE OF LIENS. No Borrower will (and no Borrower will permit any of its Subsidiaries to) create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                (a) Liens existing as of September 28, 2002, and identified in
        Item 8.2.2(a) (Existing Liens) of the Disclosure Schedule and Liens resulting from the extension, renewal or replacement of any such Liens in respect of the same property theretofore subject to such Lien; provided that (i) no property shall become subject to such extended, renewed or replacement Lien that was not subject to the Lien extended, renewed or replaced, (ii) the aggregate principal amount of Indebtedness secured by any such extended, renewed or replacement Lien shall not be increased by such extension, renewal or replacement, (iii) the Indebtedness secured by such Lien shall be incurred in compliance with the applicable terms hereof, including Section 8.2.3, and (iv) both immediately before and after giving effect thereto, no Default shall exist;

                (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                (e) Judgment Liens of an amount not exceeding at any time either 7.25% of Consolidated Tangible Net Worth at the end of the most recently ended Fiscal Period or $80,000,000, whichever is less, in the aggregate, or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and for which, within 30 days of such judgment, the insurance carrier has acknowledged coverage in writing;

                (f) Liens on property purchased or constructed after the date hereof securing Indebtedness used to purchase or construct such property; provided that (i) no such Lien shall be created in or attach to any other asset at the time owned by Micro or any of its Subsidiaries if the aggregate principal amount of the Indebtedness secured by such property would exceed the fair market value of such property and assets, taken as a whole, (ii) the aggregate outstanding principal amount of Indebtedness secured by all such Liens shall not at any time exceed 100% of the fair market value of such property at the time of the purchase or construction thereof, and (iii) each such Lien shall have been incurred within 270 days of the purchase or completion of construction of such property;

                (g) Liens resulting from utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material may affect the marketability of the same or interfere with the use thereof in the business of any Borrower or any of its Subsidiaries;

                (h) Liens incurred in the normal course of business in connection with bankers' acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege liens and liens in connection with ad valorem taxes not yet due, good faith bids, tenders and deposits;

                (i) Liens on all goods held for sale on consignment;

                (j) Liens granted by any Subsidiary of Micro in favor of Micro or in favor of another Subsidiary of Micro that is the parent of such Subsidiary granting the Lien, other than Liens granted by a Guarantor to a Subsidiary of Micro that is not a Guarantor; provided that no Person that is not a Subsidiary of Micro shall be secured by or benefit from any such Lien;

                (k) Liens of the nature referred to in clause (b) of the definition of the term "Lien" and granted to a purchaser or any assignee of such purchaser which has financed the relevant purchase of Trade Accounts Receivable of any Borrower or any of their respective Subsidiaries and Liens on any related property that would ordinarily be subject to a Lien in connection therewith such as proceeds and records;

                (l) Liens on Trade Accounts Receivable or interests therein of Micro or any of its Subsidiaries with respect to any accounts receivable securitization program (including any accounts receivable securitization program structured as such that remains on the consolidated balance sheet of Micro and its Consolidated Subsidiaries) and on any



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        related property that would ordinarily be subject to a Lien in connection therewith such as proceeds and records; and

                (m) Additional Permitted Liens.

        SECTION 8.2.3 FINANCIAL CONDITION. Micro will not permit any of the following:

                (a) the ratio of (i) Consolidated EBITDA for any period of four consecutive Fiscal Periods to (ii) Consolidated Interest Charges for such period to be less than 3.25 to 1.0;

                (b) (i) the Senior Leverage Ratio to exceed 3.50 to 1.0; and
        (ii) the Leverage Ratio to exceed 4.00 to 1.0;

        provided that, for purposes of calculating the preceding ratios the contribution of any Subsidiary of Micro acquired (to the extent the acquisition is treated for accounting purposes as a purchase) during those four Fiscal Periods to Consolidated EBITDA shall be calculated on a pro forma basis as if it had been a Subsidiary of Micro during all of those four Fiscal Periods; or

                (c) the Consolidated Tangible Net Worth at the end of any Fiscal Period to be less than the sum of (i) 80% of Consolidated Tangible Net Worth at the end of the Fiscal Year ended nearest to December 31, 2001, plus (ii) 75% of Consolidated Net Income (without taking into account any losses incurred in any Fiscal Year) for each Fiscal Year (or portion thereof) ended thereafter that ends on or before the last day of the Fiscal Period in question plus (iii) 75% of the net proceeds of all Equity Issuances for each Fiscal Year (or portion thereof) ended thereafter that ends on or before the last day of the Fiscal Period in question.

        SECTION 8.2.4 DIVIDENDS.

                (a) Except as permitted by Section 8.2.4(b), Micro will not declare or pay any dividends (in cash, property, or obligations) or any other payments or distributions on account of, or set apart money for a sinking or analogous fund for, or purchase, redeem, retire or otherwise acquire for value, any shares of its capital stock now or hereafter outstanding or any warrants, options or other rights acquire the same; return any capital to its stockholders as such; or make any distribution of assets to its stockholders as such (each a "Restricted Payment").

                (b) Micro shall be permitted to (i) make Restricted Payments in an aggregate amount in any calendar year that do not exceed 50% of the sum of (A) positive Consolidated Net Income for the immediately preceding Fiscal Year plus (B) all cumulative effect of changes in accounting principles and all non-cash charges related to employee related stock-based plans in each case deducted in determining Consolidated Net Income for the immediately preceding Fiscal Year, and
        (ii) redeem, purchase or acquire, without regard to the foregoing limitation in clause (i) above, (A) any of its capital stock up to a maximum aggregate amount of $75,000,000 during the term of this Agreement and (B) any of its Indebtedness that is convertible into its securities (and any



                                      -64-
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        such redemption, purchase or acquisition shall be excluded in determining Micro's ability to make Restricted Payments pursuant to clause (i) above), so long as, in respect of any Restricted Payment pursuant to clause (i) or (ii) above, no Default shall have occurred and be continuing or would occur after giving effect thereto, as of the date the Restricted Payment is declared, in the case of a dividend, or is made, in any other case, it being understood that any dividend declared in compliance with this Section 8.2.4(b) may be paid without contravention of this Section 8.2.4 even if a Default then exists.

        SECTION 8.2.5 MERGERS, CONSOLIDATIONS, SUBSTANTIAL ASSET SALES, AND DISSOLUTIONS. No Borrower may merge or consolidate with another Person, or sell, lease, transfer, or otherwise dispose of assets constituting all or substantially all of the assets of Micro and its Consolidated Subsidiaries (taken as a whole) to another Person, or liquidate or dissolve, except for the following so long as, in each case, no Event of Default exists or would exist after giving effect to the following:

                (a) An Acceding Borrower may liquidate or dissolve, or merge or consolidate with another Person, or sell, lease, transfer, or otherwise dispose of all or substantially all of its assets to another Obligor, so long as, in each case (i) an Obligor is the surviving entity of any such liquidation, dissolution, merger, or consolidation or the transferee of such assets, and (ii) Micro is the surviving entity if involved in such a merger or consolidation.

                (b) Coordination Center may merge or consolidate with another Person if either (i) Coordination Center is the surviving entity or (ii) the surviving Person (A) is organized and in good standing under the laws of The Kingdom of Belgium and (B) expressly assumes Coordination Center's Obligations in a written agreement satisfactory in form and substance to the Required Lenders.

                (c) Micro may merge or consolidate with another Person if:

                        (i) either Micro is the surviving entity or the
                surviving Person (A) is organized and in good standing under the laws of a State of the United States and (B) expressly assumes Micro's Obligations in a written agreement satisfactory in form and substance to the Required Lenders; and

                        (ii) unless Micro is the surviving entity in a merger or
                consolidation that does not constitute a Material Asset Acquisition, Micro delivers to the Administrative Agent, before the merger or consolidation becomes effective, a certificate of Micro's chief executive officer, chief financial officer, or Treasurer stating and demonstrating in reasonable detail that (assuming such proposed transaction had been consummated on the first day of the most recently ended period of four Fiscal Periods for which financial statements have been or are required to have been delivered pursuant to Section 8.1.1) Micro (or the other surviving Person) would have been, on a pro forma basis, in compliance with each of the covenants set forth in Section
                8.2.3 as of the last day of such period.



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        SECTION 8.2.6 TRANSACTIONS WITH AFFILIATES. Except in the ordinary course of business, no Borrower will (and no Borrower will permit any of its Subsidiaries to), directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer, or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate (any such payment, investment, lease, sale, transfer, other disposition or transaction, an "Affiliate Transaction") except on an arms-length basis on terms at least as favorable to such Borrower (or such Subsidiary) as terms that could have been obtained from a third party who was not an Affiliate; provided that:

                (a) the foregoing provisions of this Section 8.2.6 do not prohibit (i) agreements with or for the benefit of employees of such Borrower or any Subsidiaries regarding bridge home loans and other loans necessitated by the relocation of such Borrower's or such Subsidiary's business or employees, or regarding short-term hardship advances, (ii) loans to officers or employees of such Borrower or any of its Subsidiaries in connection with the exercise of rights under such Borrower's stock option or stock purchase plan, (iii) any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, in the case of Micro, after giving effect thereto, no Default shall have occurred and be continuing, (iv) any Affiliate Transaction between Micro and any of its Subsidiaries or between any Subsidiaries of Micro, or (v) any Affiliate Transaction (other than any Affiliate Transaction described in clauses (i) through (iv) above) in which the amount involved does not exceed $50,000; and

                (b) the Borrowers shall not, nor shall they permit any of their respective Subsidiaries to, participate in effect any Affiliate Transactions otherwise permitted pursuant to this Section 8.2.6 which either individually or in the aggregate may involve obligations that are reasonably likely to have a Material Adverse Effect. The approval by the independent directors of the Board of Directors of the relevant Borrower (or the relevant Subsidiary thereof) of any Affiliate Transaction to which such Borrower (or the relevant Subsidiary thereof) is a party shall create a rebuttable presumption that such Affiliate Transaction is on an arms-length basis on terms at least as favorable to such Borrower (or the relevant Subsidiary thereof) as terms that could have been obtained from a third party who was not an Affiliate.

        SECTION 8.2.7 LIMITATIONS ON ACQUISITIONS.

                (a) No Borrower may make any Material Asset Acquisition unless no Event of Default exists or would exist after giving effect to the proposed Material Asset Acquisition.

                (b) Without first providing the notice to the Administrative Agent and the Lenders required by this Section 8.2.7(b), the Borrowers shall not (and shall not permit their respective Subsidiaries to) acquire any outstanding stock of any U.S. or non-U.S. corporation, limited company or similar entity of which the shares constitute Margin Stock if after giving effect to such acquisition, Micro and its Affiliates shall hold, in the



                                      -66-
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        aggregate, more than 5% of the total outstanding stock of the issuer of such Margin Stock, which notice shall include the name and jurisdiction of organization of such relevant issuer, the market on which such stock is traded, the total percentage of such relevant issuer's stock currently held, and the purpose for which the acquisition is being made.

                (c) Notwithstanding any contrary provision in this Section 8.2.7, the Borrowers shall not (and shall not permit their respective Subsidiaries to) (i) directly or indirectly use the proceeds of any Credit Extension to make any Acquisition unless, if the board of directors of the Person to be acquired has notified Micro or any of its Subsidiaries that it opposes the offer by the proposed purchaser to acquire that Person, then that opposition has been withdrawn, or (ii) make any Acquisition unless, if the proposed Acquisition is structured as a merger or consolidation, it will be consummated in compliance with
        Section 8.2.5.

                (d) Execution and delivery of each Continuation Notice shall constitute the relevant Borrower's representation and warranty that the Borrowers are not then in violation of Section 8.2.7(c)(i).

        SECTION 8.2.8 LIMITATION ON SALE OF TRADE ACCOUNTS RECEIVABLE. Notwithstanding anything to the contrary in this Agreement, no Borrower will (and no Borrower will permit any of its Subsidiaries to) sell, assign, grant a Lien in, or otherwise transfer any interest in its Trade Accounts Receivable to any Person if, after giving effect thereto, the ratio (expressed as a percentage) of (i) Consolidated Transferred Receivables to (ii) the sum of Consolidated Retained Receivables plus Consolidated Transferred Receivables shall exceed 55%. Micro will not permit the ratio as at the end of any Fiscal Quarter of (i) Unencumbered Trade Receivables to (ii) the total Outstanding Credit Extensions of all Lenders to be less than 4.00 to 1.0.

        SECTION 8.2.9 SALE OF ASSETS. Except as provided in Section 8.2.5, no Obligor will (and no Obligor will permit any of its Subsidiaries to) Dispose of any property or assets other than in the ordinary course of business, except that:

                (a) Micro or any Subsidiary of Micro may Dispose of any of its assets so long as the proceeds thereof are either (i) utilized to repay or prepay (in accordance with the provisions of Article IV) Revolving Loans (provided that in the event the amount of such proceeds shall exceed the aggregate principal amount of all Revolving Loans outstanding hereunder at such time, such excess proceeds may be utilized to repay or prepay (in accordance with the provisions hereof) other loans outstanding at such time) or (ii) so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, reinvested in one or more of the businesses in which Micro or any of its Subsidiaries is principally engaged in accordance with Section 8.2.10;

                (b) Micro or any Subsidiary of Micro may Dispose of assets which are worn out, obsolete or surplus or otherwise have no further useful life to Micro or any of its Subsidiaries;



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                (c) so long as no Event of Default has occurred and is
        continuing or would occur after giving effect thereto, Micro and any Subsidiary of Micro may Dispose of assets in transactions exclusively among Micro and any of its Subsidiaries or among Subsidiaries of Micro that satisfy the requirements of Section 8.2.6; and

                (d) subject to Section 8.2.8, any Borrower may (and may permit any of its Subsidiaries to) sell, assign, grant a Lien in, or otherwise transfer any interest in its Trade Accounts Receivable and related property such as proceeds and records.

For purposes of this Section 8.2.9 "Dispose" means sell, lease, transfer, or otherwise dispose of property but shall not include any public taking or condemnation, and "Disposition" has a corresponding meaning to Dispose. Such terms shall not include an exchange of assets if the assets involved in such exchange are similar in function and after giving effect to such exchange there has not been (i) a Material Adverse Effect, (ii) any material deterioration of cash flow generation from or in connection with such assets, or (iii) any material deterioration in the overall quality of plant, property, and equipment of any Obligor. An "exchange" shall be deemed to have occurred for purposes hereof if each of the transactions involved shall have been consummated within a six month period.

        SECTION 8.2.10 LIMITATION ON BUSINESSES. Micro and its Subsidiaries, considered as a whole, will not engage principally in businesses other than those conducted by Micro and its Subsidiaries on the date hereof, as described in the preamble of this Agreement.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

        SECTION 9.1 LISTING OF EVENTS OF DEFAULT. Any of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

        SECTION 9.1.1 NON-PAYMENT OF OBLIGATIONS. A default shall occur in the payment or prepayment when due (a) by any Borrower of any principal of any Revolving Loan, (b) by any Borrower of any interest on any Revolving Loan, (c) by any Borrower of any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 3.2.2 or 3.2.4 or (d) by any Guarantor of any Guaranteed Obligation (as defined in such Guarantor's Guaranty), and, in the case of clauses (b) or (d), such default shall continue unremedied for a period of five Business Days.

        SECTION 9.1.2 BREACH OF WARRANTY. Any representation or warranty of any Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or in any other writing or certificate furnished by or on behalf of any Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made in any material respect.

        SECTION 9.1.3 NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observation of any of its obligations under Section 8.2.2 (excluding the involuntary incurrence of Liens involving individually or



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collectively amounts in controversy or encumbered assets or both having a value of less than $60,000,000 at any time, which involuntary incurrences are subject to Section 9.1.4), Section 8.2.3, Section 8.2.4, or Section 8.2.5 .

        SECTION 9.1.4 NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the payment when due of any fee or any other Obligation not subject to Section 9.1.1, or the due performance and observance of any other covenant, agreement or obligation contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after Micro obtains actual knowledge thereof or notice thereof shall have been given to Micro by the Administrative Agent or any Lender.

        SECTION 9.1.5 DEFAULT ON INDEBTEDNESS. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of any Obligor or any of its Subsidiaries (other than Indebtedness described in Section 9.1.1 or Indebtedness which is non-recourse to any Obligor, or any Subsidiary of any Obligor) having an outstanding aggregate principal amount, for Micro and its Subsidiaries as a group, in excess of the lesser of (a) (i) 5% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, individually, or (ii) 10% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, when taken together with (A) all other Indebtedness under which a default (payment or otherwise) has occurred and is then continuing and (B) the Securitization Financing Amount of all Securitization Defaults described in
Section 9.1.11 that have occurred and are then continuing and (b) $35,000,000 (or the equivalent thereof in any other currency), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to cause, or (without the giving of further notice or lapse of additional time) to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders to cause, the maturity of any such Indebtedness to be accelerated or such Indebtedness to be prepaid, redeemed, purchased, defeased or otherwise to become due and payable prior to its expressed maturity.

        SECTION 9.1.6 JUDGMENTS. Any judgment or order for the payment of money in excess of (individually or in the aggregate), for Micro and its Subsidiaries as a group, an amount equal at any time to either 7.25% of Consolidated Tangible Net Worth at the end of the most recently ended Fiscal Period or $80,000,000, whichever is less (or, in either case, the equivalent thereof in any other currency), shall be rendered against any Obligor or any of their respective Subsidiaries and either:

                (a) enforcement proceedings shall have been commenced and be continuing by any creditor upon such judgment or order for any period of 30 consecutive days; or

                (b) there shall be any period during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

        SECTION 9.1.7 PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan:

                (a) the institution of any steps by any Obligor, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, any such Obligor or any such member could be required to make a contribution in excess of $60,000,000 (or the equivalent thereof in any other currency), to such Pension Plan, or could reasonably expect to incur a liability or obligation in excess of $60,000,000 (or the equivalent thereof in any other currency), to such Pension Plan; or

                (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

        SECTION 9.1.8 OWNERSHIP; BOARD OF DIRECTORS. Any Person or two or more Persons (excluding the Family Stockholders (as defined in the Board Representation Agreement)) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any successor regulation)) of capital stock of Micro having more than 25% of the ordinary voting power of all capital stock of Micro then outstanding; and at any time during any period of 25 consecutive calendar months commencing on or after the date of this Agreement, a majority of Board of Directors of Micro shall no longer be composed of individuals (i) who were members of such Board of Directors on the first day of such period, (ii) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (iii) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of such Board of Directors.

        SECTION 9.1.9 BANKRUPTCY, INSOLVENCY, ETC. Any Obligor or any Material Subsidiary shall:

                (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

                (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, administrative receiver, sequestrator, liquidator or other custodian for it, its property, or make a general assignment for the benefit of creditors;

                (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, administrative receiver, receiver, sequestrator, liquidator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator, liquidator or other custodian shall not be discharged within 60 days; provided that each Obligor and each Material Subsidiary hereby expressly authorizes each Lender Party to appear in any court conducting any relevant proceedings during such 60-day period to preserve, protect and defend its rights under this Agreement and the other Loan Documents;

                (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Obligor or any Material Subsidiary thereof, as the case may be, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Obligor or Material Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days unstayed or undismissed; provided that each Obligor and each Material Subsidiary hereby expressly authorizes each Lender Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under this Agreement and the other Loan Documents; or

                (e) take any action authorizing, or in furtherance of, any of the foregoing.

        SECTION 9.1.10 GUARANTIES. Any of the Guaranties or any provisions thereof shall be found or held invalid or unenforceable by a court of competent jurisdiction or shall have ceased to be effective because of the merger, dissolution or liquidation of a Guarantor (other than as may result from a transaction permitted pursuant to Section 8.2.5 or by reason of a merger of Guarantor under one Guaranty into the Guarantor under another Guaranty) or any Guarantor shall have repudiated its obligations under a Guaranty.

        SECTION 9.1.11 DEFAULT UNDER SECURITIZATION PROGRAMS. Any early liquidation, termination or similar event shall have occurred and be continuing under any outstanding Trade Accounts Receivable securitization program of Micro or any of its Consolidated Subsidiaries on account of the failure by Micro or any of its Subsidiaries to comply with any applicable provision in the agreements governing said program or to satisfy any condition required to be met by it thereunder (each a "Securitization Default"), the Securitization Financing Amount of which is in excess of the lesser of (a) (i) 5% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, individually, or (ii) 10% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, when taken together with (A) the Securitization Financing Amount of all other Securitization Defaults that have occurred and are then continuing and (B) all Indebtedness under which a default described in Section 9.1.5 has occurred and is then continuing and (b) $35,000,000 (or the equivalent thereof in any other currency).

        SECTION 9.2 ACTION IF BANKRUPTCY. If any Event of Default described in
Section 9.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Revolving Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

        SECTION 9.3 ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in Section 9.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to Micro declare all or any portion of the outstanding principal amount of the Revolving Loans and all other Obligations to be due and payable and/or the Commitments to be terminated, whereupon the full unpaid amount of the Revolving Loans and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

        SECTION 9.4 CASH COLLATERAL. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and shall not have been cured or waived and shall be

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continuing and the Obligations are or have been declared due and payable under
Section 9.2 or 9.3, the Administrative Agent may apply any cash collateral held by the Administrative Agent pursuant of Section 3.2.4 to the payment of the Obligations in any order in which the Required Lenders may elect.

                                    ARTICLE X

                                     AGENTS

        SECTION 10.1 AUTHORIZATION AND ACTIONS. Each Lender hereby appoints Scotia Capital as the Administrative Agent and ABN AMRO Bank N.V. as the Syndication Agent under, and for the purposes set forth in, this Agreement and each other Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender under this Agreement and each other Loan Document and in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section 10.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which at any time may be imposed on, incurred by, or asserted against, each Agent in any way relating to or arising out of this Agreement or any other Loan Document, including reasonable attorneys' fees, and as to which either Agent is not reimbursed by Micro or the other Obligors; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or willful misconduct. No Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either Agent shall be or become, in such Agent's determination, inadequate, the Administrative Agent may call additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

        SECTION 10.2 FUNDING RELIANCE, ETC. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Applicable Time, on the Business Day prior to the making of a Revolving Loan that such Lender will not make available an amount which would constitute its Percentage of such requested Revolving Loan on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the relevant Borrower severally agree, to pay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the

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Administrative Agent made such amount available to the relevant Borrower to the date such amount is repaid to the Administrative Agent at an annual interest rate equal to the Administrative Agent's Cost of Funds for the first day that the Administrative Agent made such amounts available and thereafter at a rate of interest equal to the interest rate applicable at the time to the requested Revolving Loan.

        SECTION 10.3 EXCULPATION. Neither Agent nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by any Obligor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by either Agent shall not obligate it to make any further inquiry to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which each such Agent believes to be genuine and to have been presented by a proper Person.

        SECTION 10.4 SUCCESSOR. Either Agent may resign as such at any time upon at least 30 days' prior notice to Micro and all the Lenders. If either Agent shall at any time resign, the Required Lenders, after consultations with Micro, may appoint another Lender as a successor Administrative Agent or Syndication Agent, as the case may be, whereupon such Lender shall become the Administrative Agent or the Syndication Agent hereunder, as the case may be. If no successor Administrative Agent or Syndication Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Syndication Agent's giving notice of resignation, then the retiring Administrative Agent or Syndication Agent may, on behalf of the Lenders, after consultations with Micro, appoint a successor Administrative Agent or Syndication Agent, as the case may be, which shall be one of the Lenders or a commercial banking institution that is organized under the laws of the United States or any State thereof (or a branch or agency of either) and that has a combined capital and surplus of at least $500,000,000. Upon acceptance of any appointment as Administrative Agent or Syndication Agent hereunder, as the case may be, by a successor Administrative Agent or Syndication Agent, as the case may be, such successor Administrative Agent or Syndication Agent shall be entitled to receive from the retiring Administrative Agent or Syndication Agent such documents of transfer and assignment as such successor Administrative Agent or Syndication Agent, as the case may be, may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent or Syndication Agent, as the case may be, and the retiring Administrative Agent or Syndication Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's or Syndication Agent's resignation hereunder as the Administrative Agent or Syndication Agent, as the case may be, the provisions of:

                (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Syndication Agent under this Agreement; and

                (b) Sections 11.3 and 11.4 shall continue to inure to its benefit.

        SECTION 10.5 CREDIT EXTENSIONS BY AN AGENT. Each Agent shall have the same rights and powers with respect to the Credit Extensions made by it or any of its Affiliates in its capacity as a Lender and may exercise the same as if it were not an Agent hereunder. Each Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Obligor or Subsidiary of any thereof as if it were not an Agent hereunder.

        SECTION 10.6 CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agents and each other Lender, and based on such Lender's review of the financial information of each Obligor, this Agreement, the other Loan Documents (the terms and provisions which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to make available its Commitment. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

        SECTION 10.7 COPIES, ETC. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by any Obligor pursuant to the terms of this Agreement or any other Loan Document (unless concurrently delivered to the Lenders by such Obligor). The Administrative Agent will distribute to each Lender each document or instrument received for its account, and copies of all other communications received by the Administrative Agent from any Obligor, for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement or any other Loan Document.

        SECTION 10.8 JOINT LEAD ARRANGERS AND OTHER AGENTS. Anything herein to the contrary notwithstanding, the Joint Lead Arrangers and Joint Book Runners, the Syndication Agent and the Co-Documentation Agents listed on the cover page hereof shall not have any duties or responsibilities under this Agreement, except in their capacity, if any, as Administrative Agent or Lender.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        SECTION 11.1 WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

                (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

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                (b) modify this Section 11.1, change the definitions of
        "Percentage," or "Required Lenders," increase the Total Credit Commitment Amount or the Credit Commitment Amount or Percentage of any Lender, extend the Commitment Termination Date, or, subject to Section 8.2.5, release any Guarantor from any of its payment obligations under the Guaranty entered into by it, shall be made without the consent of each Lender;

                (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Credit Extension or the amount of any fee payable under Section 4.3 shall be made without the consent of each Lender; or

                (d) affect adversely the interests, rights or obligations of the Administrative Agent or the Issuer shall be made without the consent of the Administrative Agent or the Issuer, as the case may be.

No failure or delay on the part of any Lender Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender Party under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        SECTION 11.2 NOTICES. Unless otherwise specified to the contrary, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. All notices, if mailed and properly addressed with postage prepaid or if properly addressed and sent by paid courier service, shall be deemed given when received; all notices if transmitted by facsimile shall be deemed given when transmitted and the appropriate receipt for transmission received by the sender thereof.

        SECTION 11.3 PAYMENT OF COSTS AND EXPENSES. Coordination Center and Micro, jointly and severally, agree to pay on demand all reasonable expenses (inclusive of value added tax or any other similar tax imposed thereon) of the Agents (including the reasonable fees and out-of-pocket expenses of the single counsel to the Agents and of local counsel, if any, who may be retained by such counsel to the Agents) in connection with the negotiation, preparation, execution, and delivery of this Agreement and of each other Loan Document (including schedules, exhibits, and forms of any document or instrument relevant to this Agreement or any other Loan Document), and any amendments, waivers, consents, supplements, or other modifications to this Agreement or any other Loan Document as from time to time may hereafter be required, whether or not the transactions contemplated hereby are consummated.

Coordination Center and Micro, jointly and severally, further agree to pay, and to save the Lender Parties harmless from all liability for, stamp or other taxes (including, without limitation, any registration duty imposed by Belgian law) which may be payable in connection with the execution, delivery or enforcement of this Agreement or any other Loan Document, and in connection with the making of any Credit Extensions and the issuing of any Letters of Credit hereunder. Coordination Center and Micro, jointly and severally, also agree to reimburse each Lender Party upon demand for all out-of-pocket expenses (inclusive of value added tax or other similar tax imposed thereon and including attorneys' fees and legal expenses (including actual cost to such Lender Party of its in-house counsel) on a full indemnity basis) incurred by each such Lender Party in connection with (x) the negotiation of any restructuring or "work-out," whether or not consummated, of any Obligations and (y) the enforcement of any obligations, provided that Coordination Center and Micro, jointly and severally, shall reimburse each Lender Party for the fees and legal expenses of only one counsel for such Lender Party.

        SECTION 11.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement and each other Loan Document by each Lender Party and the extension of the Commitments, the Obligors hereby jointly and severally indemnify, exonerate and hold each Lender Party and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, claims, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, which shall include the actual cost to such Indemnified Party of its in-house counsel but shall not include the fees and expenses of more than one counsel to such Indemnified Party (collectively, the "Indemnified Liabilities"), incurred by Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

                (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (excluding, however, any action successfully brought by or on behalf of Micro or any other Borrower with respect to any determination by any Lender not to fund any Credit Extension or not to comply with Section 11.15 or any action by the Required Lenders to terminate or reduce the Commitments or accelerate the Revolving Loans in violation of the terms of this Agreement);

                (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor, or any of their respective Subsidiaries of all or any portion of the stock or assets of any Person, whether or not any Indemnified Party is party thereto;

                (d) any investigation, litigation, or proceeding related to any environmental cleanup, audit, compliance, or other matter relating to the protection of the environment or the Release by any Obligor (or any of their respective Subsidiaries) of any Hazardous Material; or

                (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging, or releases from, any real property owned or operated by any Obligor (or any of their respective Subsidiaries) of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Person;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Obligors hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        SECTION 11.5 SURVIVAL. The obligations of Micro and each other Obligor under Sections 5.3, 5.4, 5.5, 5.7, 11.3, and 11.4, and the obligations of the Lenders under Sections 10.1 and 11.15, shall in each case survive any termination of this Agreement, the payment in full of Obligations, and the termination of the Commitments. The representations and warranties made by Micro and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

        SECTION 11.6 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such Jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdictions.

        SECTION 11.7 HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

        SECTION 11.8 EXECUTION IN COUNTERPARTS, EFFECTIVENESS; ENTIRE AGREEMENT. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement. This Agreement shall become effective on the date when the Administrative Agent has (a) received (i) counterparts hereof executed on behalf of Micro, Coordination Center, the Agents, and each Lender or (ii) facsimile, telegraphic, or other written confirmation (in form and substance satisfactory to the Administrative Agent, who may rely upon the advice of its special counsel in making that determination) of such execution and (b) so notified the Borrowers and the Lenders; provided that no Lender shall have any obligation to make the initial Credit Extension until the date (the "Effective Date") that the applicable conditions set forth in Sections 6.1 and 6.2 have been satisfied as provided herein. The Effective Date must occur on or before 5:00 p.m., New York City time, on December 30, 2002. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        SECTION 11.9 JURISDICTION.

        SECTION 11.9.1 SUBMISSION; SERVICE OF PROCESS; IMMUNITY; ETC. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER AGENT, THE LENDERS, THE ISSUER OR ANY BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH FOREIGN BORROWER HEREBY IRREVOCABLY APPOINTS MICRO (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1600 E. ST. ANDREW PLACE, SANTA ANA, CA 92705 UNITED STATES, AS ITS AGENT TO RECEIVE, ON SUCH FOREIGN BORROWER'S BEHALF AND ON BEHALF OF SUCH FOREIGN BORROWER'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH FOREIGN BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND SUCH FOREIGN BORROWER IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        SECTION 11.9.2 NON-EXCLUSIVITY. Nothing in this Section 11.9 limits the right of a Lender Party to bring proceedings against an Obligor in connection with any Loan Document in any other court of competent jurisdiction, or concurrently in more than one jurisdiction.

        SECTION 11.9.3 GOVERNING LAW. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND ITS PROVISIONS CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

        SECTION 11.10 SUCCESSORS AND ASSIGNS. This Agreement and each other Loan Document shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns; provided that:

                (a) no Obligor may assign or transfer its rights or obligations hereunder or under any other Loan Document without the prior written consent of all the Lender Parties;

                (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11; and

                (c) the rights of the Administrative Agent with respect to resignation or removal are subject to Section 10.4.

        SECTION 11.11 ASSIGNMENTS AND TRANSFERS OF INTERESTS. No Lender may assign or sell participation interests in its Commitment or any of its Credit Extensions or any portion thereof to any Persons except in accordance with this
Section 11.11.

        SECTION 11.11.1 ASSIGNMENTS. Any attempted assignment or transfer by a Lender of its Credit Extensions and Commitment not made in accordance with this
Section 11.11.1 shall be null and void.

                (a) Any Lender may at any time assign or transfer to (i) one or more Eligible Assignees, to any of its Affiliates or to any other Lender, in each case (so long as no Event of Default exists at the time) with the consent of Micro (such consent not to be unreasonably withheld or delayed), or (ii) any Federal Reserve Bank (each Person described in any of the foregoing clauses as being the Person to whom such assignment or transfer is available to be made, being hereinafter referred to as a "Transferee Lender") all or any part of such Lender's total Credit Extensions and Commitment (which assignment or transfer shall be of a constant, and not a varying, percentage of all the assigning Lender's Credit Extensions and Commitment) in a minimum aggregate amount equal to the lesser of (i) the entire amount of such Lender's total Credit Extensions and Commitment or
        (ii) $5,000,000.

                (b) Notwithstanding clause (a) above, each Obligor and Agent shall be entitled to continue to deal solely directly with such Lender in connection with the interests so assigned or transferred to a Transferee Lender unless and until (i) notice of such assignment or transfer, together with payment instructions, addresses, and related information with respect to such Transferee Lender, shall have been given to Micro and each Agent by such Lender and such Transferee Lender,
        (ii) such Transferee Lender shall have executed and delivered to Micro and each Agent, a Lender Assignment Agreement, and (iii) the Lender or the Transferee Lender shall have paid a $3,500 processing fee to the Administrative Agent.

                (c) From and after the effective date of such Lender Assignment Agreement (i) the Transferee Lender thereunder shall be deemed automatically to have become a party to this Agreement and (to the extent rights and obligations under this Agreement have been assigned and transferred to such Transferee Lender in connection with such Lender Assignment Agreement) shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents, and (ii) the assignor Lender (to the extent that rights and obligations under this Agreement have been assigned and transferred by it in connection with such Lender Assignment Agreement) shall be released from its obligations under this Agreement and the other Loan Documents.

                (d) Accrued interest and accrued fees shall be paid in respect of assigned and retained Credit Extensions and Commitments at the same time or times provided in this Agreement, notwithstanding any such assignments or transfers.

        SECTION 11.11.2 PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of its Credit Extensions and Commitments hereunder; provided that:

                (a) no participation contemplated in this Section 11.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                (c) each Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each other Loan Document;

                (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause
        (a), (b) or clause (c) of Section 11.1; and

                (e) no Borrower shall be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.3, 5.4, 5.5, 5.7, 5.9, 5.10, 11.3, and 11.4, shall be considered a
Lender.

        SECTION 11.12 OTHER TRANSACTIONS. Nothing contained herein shall preclude any Lender Party from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Obligor or any of its Affiliates in which such Obligor or such Affiliate is not restricted hereby from engaging with any other Person.

        SECTION 11.13 FURTHER ASSURANCES. Each Obligor agrees to do such further acts and things and to execute and deliver to each Lender Party such additional assignments, agreements, powers, and instruments, as such Lender Party may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any other Loan Document or to better assure and confirm unto such Lender Party its rights, powers and remedies hereunder and thereunder.

        SECTION 11.14 WAIVER OF JURY TRIAL. THE AGENTS, THE LENDERS, MICRO, AND EACH OTHER OBLIGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES, THE AGENTS OR MICRO OR ANY OTHER OBLIGOR. MICRO AND EACH OTHER OBLIGOR AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT TO WHICH IS A PARTY.

        SECTION 11.15 CONFIDENTIALITY. Each of the Lender Parties hereby severally agrees with each Borrower that it will keep confidential all information delivered to such Lender Party or on behalf of each Borrower or any of their respective Subsidiaries which information is known by such Lender Party to be proprietary in nature, concerns the terms and conditions of this Agreement or any other Loan Document, or is clearly marked or labeled or otherwise adequately identified when received by such Lender Party as being confidential information (all such information, collectively for purposes of this section, "confidential information"); provided that each Lender Party shall be permitted to deliver or disclose "confidential information": (a) to directors, officers, employees and affiliates; (b) to authorized agents, attorneys, auditors and other professional advisors retained by such Lender Party that have been apprised of such Lender Party's obligation under this Section 11.15 and have agreed to hold confidential the foregoing information substantially in accordance with the terms of this Section 11.15;
(c) in connection with the prospective assignment or transfer of all or any part of, or the sale of a participating interest in, such Lender Party's Credit Extensions and Commitment, to any prospective Transferee Lender or Participant that has been apprised of such Lender Party's obligation under this Section
11.15 has agreed to hold confidential the foregoing information in accordance with the terms of this Section 11.15; (d) to any federal or state regulatory authority having jurisdiction over such Lender Party; or (e) to any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Lender Party, (ii) in response to any subpoena or other legal process (provided that the relevant Borrower shall be given notice of any such subpoena or other legal process as soon as possible in any event prior to production (unless provision of any such notice would result in a violation of any such subpoena or other legal process), and the Lender Party receiving such subpoena or other legal process shall cooperate with such Borrower, at such Borrower's expense, seeking a protective order to prevent or limit such disclosure), or (iii) in connection with any litigation to which such Lender Party is a party.

        For purposes hereof, the term "confidential information" does not include any information that: (A) was publicly known or otherwise known by any Lender Party on a non-confidential basis from a source other than the relevant Borrower prior to the time such information is delivered or disclosed to such Lender Party by the relevant Borrower; (B) subsequently becomes publicly known through no act or omission by any Lender Party or any Person acting on behalf of any Lender Party; (C) otherwise becomes known to a Lender Party other than through disclosure by the relevant Borrower (or any Subsidiary thereof) or through someone subject, to such Lender Party's knowledge, to a duty of confidentiality to the relevant Borrower; or (D) constitutes financial statements that are otherwise publicly available.

        SECTION 11.16 RELEASE OF SUBSIDIARY GUARANTORS AND ACCEDING BORROWERS.

                (a) If (i) the Agents receive a certificate from the chief executive officer, the chief financial officer, or Treasurer of Micro certifying as of the date of that certificate that, after the consummation of the transaction or series of transactions described in such certificate (which certification shall also state that such transactions, individually and in the aggregate, will be in compliance with the terms and conditions of this Agreement, including, to the extent applicable, the covenants contained in Sections 8.2.5, 8.2.6, and 8.2.9, and that no Default existed, exists, or will exist, as the case may be, immediately before, as a result of, or after giving effect to such transaction or transactions and the release or termination, as the case may be, described below), the Guarantor or Acceding Borrower, as the case may be, identified in such certificate will no longer be a Subsidiary of Micro, and (ii) in the case of a Acceding Borrower, the appropriate Lender Parties have received payment in full of all principal of, interest on, reimbursement obligation in respect of, and fees related to any Outstanding Credit Extensions made by any of them in favor of such Acceding Borrower, then such Guarantor's Guaranty shall automatically terminate or such Acceding Borrower shall automatically cease to be a party to this Agreement and the other Loan Documents.

                (b) No such termination or cessation shall release, reduce, or otherwise adversely affect the obligations of any other Obligor under this Agreement, any other

        Guaranty, or any other Loan Document, all of which obligations continue to remain in full force and effect.

                (c) Each Lender Party shall, at Micro's expense, execute such documents as Micro may reasonably request to evidence such termination or cessation, as the case may be.

        SECTION 11.17 COLLATERAL. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

               REMAINDER OF PAGE INTENTIONALLY BLANK. THIS PAGE IS
             FOLLOWED BY SIGNATURE PAGES FOR THE BORROWERS AS OF THE DATE OF THIS AGREEMENT, FOLLOWED BY SEPARATE SIGNATURE
                      PAGES FOR THE AGENTS AND THE LENDERS.

        EXECUTED as of the date first stated in this Credit Agreement.


INGRAM MICRO INC., as an Initial         INGRAM EUROPEAN COORDINATION
Borrower and a Guarantor                 CENTER N.V., as an Initial Borrower


By /s/ James F. Ricketts                 By /s/ Gregg Spierkel
  ---------------------------------        -------------------------------------
  Name:  James F. Ricketts                 Name:  Gregg Spierkel
  Title: Corporate Vice President          Title: Director/Proxyholder
         and Treasurer

ADDRESS:       1600 E. St. Andrew Place  ADDRESS:       Luchthavenlaan 25A
               Santa Ana, CA 92705                      Vilvoorde, Belgium 1800

FACSIMILE NO.: 714-566-9447              FACSIMILE NO.: 011-32-2-254-9612

ATTENTION:     James F. Ricketts         ATTENTION:     Karel Everaet



                       One of Several Signature Pages to
                                Credit Agreement

        EXECUTED as of the date first stated in this Credit Agreement.


                                        THE BANK OF NOVA SCOTIA,
                                        as the Administrative Agent

                                        By /s/ Kemp Leonard
                                          --------------------------------------
                                          Name:  Kemp Leonard
                                          Title: Director

                                        ADDRESS FOR NOTICES:
                                        600 Peach Street, N.E., Suite 2700
                                        Atlanta, Georgia 30308

                                        FACSIMILE NO.: (404) 888-8998

                                        ATTENTION:  Hilma Gabbidon

                                        ADDRESS FOR PAYMENT OF FEES:
                                        600 Peach Street, N.E., Suite 2700
                                        Atlanta, Georgia 30308

                                        FACSIMILE NO.: (404) 888-8998

                                        ATTENTION:  Hilma Gabbidon



                       One of Several Signature Pages to
                                Credit Agreement

        EXECUTED as of the date first stated in this Credit Agreement.

                                        ABN AMRO BANK N.V.,
                                        as the Syndication Agent


                                        By /s/ Maria Vickroy-Peralta
                                          --------------------------------------
                                          Name:  Maria Vickroy-Peralta
                                          Title: Senior Vice President and Head


                                        By /s/ Peter Hsu
                                          --------------------------------------
                                          Name:  Peter Hsu
                                          Title: Vice President



                       One of Several Signature Pages to
                                Credit Agreement

        EXECUTED as of the date first stated in this Credit Agreement.

                              INITIAL
                            COMMITMENT
        PERCENTAGE            AMOUNT
        ----------        --------------
        23.3333%          $35,000,000.00    THE BANK OF NOVA SCOTIA, as a Lender

                                        By /s/ Kemp Leonard
                                          --------------------------------------
                                          Name:  Kemp Leonard
                                          Title: Director

LENDING OFFICE FOR OTHER LOANS:          ADDRESS FOR NOTICES:
Scotia House                             600 Peach Street, N.E., Suite 2700
33 Finsbury Square                       Atlanta, Georgia 30308
London EC2A1BB England
FACSIMILE NO.: (011) 44-20-76-38-8488    FACSIMILE NO.: (404) 877-1558

ATTENTION: Loan Agency Services          ATTENTION:  Hilma Gabbidon


LENDING OFFICE FOR LOANS TO MICRO:       ADDRESS FOR PAYMENT OF FEES:
580 California Street                    600 Peach Street, N.E., Suite 2700
San Francisco, California 94104          Atlanta, Georgia 30308
FACSIMILE NO.: (415) 397-0791            FACSIMILE NO.: (404) 877-1558

ATTENTION:  Kemp Leonard                 ATTENTION:  Hilma Gabbidon



                       One of Several Signature Pages to
                                Credit Agreement

        EXECUTED as of the date first stated in this Credit Agreement.

                              INITIAL
                            COMMITMENT
        PERCENTAGE            AMOUNT
        ----------        --------------
        23.3333%          $35,000,000.00    ABN AMRO BANK N.V., as a Lender


                                        By /s/ Maria Vickroy-Peralta
                                          --------------------------------------
                                          Name:  Maria Vickroy-Peralta
                                          Title: Senior Vice President and Head


                                        By /s/ Peter Hsu
                                          --------------------------------------
                                          Name:  Peter Hsu
                                          Title: Vice President

LENDING OFFICE FOR OTHER LOANS:         ADDRESS FOR NOTICES:
Regentlaan 53, B 1000 Brussels          Regentlaan 53, B 1000 Brussels

FACSIMILE NO.: 32-2-546-0402            FACSIMILE NO.: 32-2-546-0402
TELEPHONE NO.: 32-2-546-0346            TELEPHONE NO.: 32-2-546-0579
ATTENTION: Geert De Greef               ATTENTION: Nathalie Dumont

                                        with a copy to:

                                        ABN AMRO Bank, N.V.
                                        101 California Street, Suite 4500
                                        San Francisco, CA 94111
                                        Attention: Mathew Harvey
                                        Telephone: 415-984-3733
                                        Fax: 415-362-3524

LENDING OFFICE FOR LOANS TO MICRO:      ADDRESS FOR PAYMENT OF FEES:
ABN AMRO Bank, N.V.                     Regentlaan 53, B 1000 Brussels
208 South LaSalle, Suite 1500
Chicago, IL 60604-1003
FACSIMILE NO.: (312) 992-5157           FACSIMILE NO.: 32-2-546-0402
TELEPHONE NO.: (312) 992-5166           TELEPHONE NO.: 32-2-546-0346
ATTENTION: Jeannette Rodriguez          ATTENTION: Geert De Greef



                       One of Several Signature Pages to
                                Credit Agreement

        EXECUTED as of the date first stated in this Credit Agreement.

                              INITIAL
                            COMMITMENT
        PERCENTAGE            AMOUNT
        ----------        --------------
        16.6666%          $25,000,000.00    FLEET NATIONAL BANK, as a Lender

                                        By /s/ Kevin C. Scheipe
                                          --------------------------------------
                                          Name:  Kevin C. Scheipe
                                          Title: Vice President

LENDING OFFICE FOR OTHER LOANS:         ADDRESS FOR NOTICES:
100 Federal Street                      100 Federal Street
Boston, Massachusetts 02110             Boston, Massachusetts 02110
FACSIMILE NO.: (617) 434-1709           FACSIMILE NO.: (650) 853-1425

ATTENTION:  Angela Moore                ATTENTION:  K.C. Scheipe


LENDING OFFICE FOR LOANS TO MICRO:      ADDRESS FOR PAYMENT OF FEES:
100 Federal Street                      100 Federal Street
Boston, Massachusetts 02110             Boston, Massachusetts 02110
FACSIMILE NO.: (617) 434-1709           FACSIMILE NO.: (617) 434-1709

ATTENTION:  Angela Moore                ATTENTION:  Angela Moore



                       One of Several Signature Pages to
                                Credit Agreement

        EXECUTED as of the date first stated in this Credit Agreement.

                              INITIAL
                            COMMITMENT
        PERCENTAGE            AMOUNT
        ----------        --------------
        16.6666%          $25,000,000.00    KEY CORPORATE CAPITAL, INC., as a Lender

                                     By /s/ Julien Michaels
                                       -----------------------------------------
                                       Name:  Julien Michaels
                                       Title: Vice President


LENDING OFFICE FOR OTHER LOANS:       ADDRESS FOR NOTICES FOR DOLLAR-DENOMINATED
                                      REVOLVING LOANS:
431 East Parkcenter Boulevard         431 East Parkcenter Boulevard
Boise, Idaho 83706                    Boise, Idaho 83706
FACSIMILE NO.: (800) 297-5495         FACSIMILE NO.: (800) 297-5495

ATTENTION:  Specialty Services Team   ATTENTION:  Specialty Services Team

                                      ADDRESS FOR NOTICES FOR NON
                                      DOLLAR-DENOMINATED REVOLVING LOANS:
                                      KeyBank National Association
                                      OH-01-27-0417
                                      127 Public Square
                                      Cleveland, Ohio 44114
                                      FACSIMILE NO.: (216) 689-0255

                                      ATTENTION:  Beth Ballard, Foreign Exchange
                                      Dept.

LENDING OFFICE FOR LOANS TO MICRO:    ADDRESS FOR PAYMENT OF FEES:
431 East Parkcenter Boulevard         431 East Parkcenter Boulevard
Boise, Idaho 83706                    Boise, Idaho 83706
FACSIMILE NO.: (800) 297-5495         FACSIMILE NO.: (800) 297-5495

ATTENTION:  Specialty Services Team   ATTENTION:  Specialty Services Team




                       One of Several Signature Pages to
                                Credit Agreement

        EXECUTED as of the date first stated in this Credit Agreement.

                              INITIAL
                            COMMITMENT
        PERCENTAGE            AMOUNT
        ----------        --------------
        10.0000%          $15,000,000.00    MORGAN STANLEY BANK, as a Lender


                                        By /s/ Jaap L. Tonckens
                                          --------------------------------------
                                          Name:  Jaap L. Tonckens
                                          Title: Vice President


LENDING OFFICE FOR OTHER LOANS:         ADDRESS FOR NOTICES:
1633 Broadway -- 25th Floor             1633 Broadway -- 25th Floor
New York, NY 10019                      New York, NY 10019
FACSIMILE NO.: (212) 537-1867           FACSIMILE NO.: (212) 537-1867

ATTENTION:  Larry Benison               ATTENTION:  Larry Benison

LENDING OFFICE FOR LOANS TO MICRO:      ADDRESS FOR PAYMENT OF FEES:
1633 Broadway -- 25th Floor             1633 Broadway -- 25th Floor
New York, NY 10019                      New York, NY 10019
FACSIMILE NO.: (212) 537-1867           FACSIMILE NO.: (212) 537-1867

ATTENTION:  Larry Benison               ATTENTION:  Larry Benison


                       One of Several Signature Pages to
                                Credit Agreement

        EXECUTED as of the date first stated in this Credit Agreement.

                              INITIAL
                            COMMITMENT
        PERCENTAGE            AMOUNT
        ----------        --------------
        10.0000%          $15,000,000.00    UNION BANK OF CALIFORNIA, N.A., as a Lender


                                        By /s/ James Heim
                                          --------------------------------------
                                          Name:  James Heim
                                          Title: Vice President



LENDING OFFICE FOR OTHER LOANS:           ADDRESS FOR NOTICES:
601 Potrero Grande                        18300 Von Karman, Suite 310
Monterey Park, California 91754           Irvine, California 92612
FACSIMILE NO.: (323) 724-6198             FACSIMILE NO.: (949) 553-7122

ATTENTION: Shirley Davis,                 ATTENTION:  James Heim
           Note Operations

LENDING OFFICE FOR LOANS TO MICRO:        ADDRESS FOR PAYMENT OF FEES:
601 Potrero Grande                        601 Potrero Grande
Monterey Park, California 91754           Monterey Park, California 91754
FACSIMILE NO.: (323) 724-6198             FACSIMILE NO.: (323) 724-6198

ATTENTION: Shirley Davis,                 ATTENTION:  Shirley Davis,
           Note Operations                            Note Operations



                       One of Several Signature Pages to
                                Credit Agreement